UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

GLOBAL INDEMNITY LIMITED

(Name of Registrant as Specified in Its Charter)

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GLOBAL INDEMNITY LIMITED

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 13, 2018

TIME	1:00 P.M. (Bermuda Time) on Wednesday, June 13, 2018.

PLACE

Global Indemnity Reinsurance Company, Ltd., Seon Place, 141 Front Street, Hamilton, HM 19 Bermuda. You will be able to attend the 2018 Annual General Meeting in person by coming to Global Indemnity Reinsurance Company, Ltd. If you plan to attend the 2018 Annual General meeting in person, you will need to bring photo identification and the admission ticket attached to your proxy card. If you hold your shares through a bank, broker or other nominee, in addition to photo identification, please also bring with you a letter from the bank, broker or other nominee confirming your ownership as of the record date (April 3, 2018). You will not be able to vote shares held through a bank, broker or other nominee in person at the 2018 Annual General Meeting unless you obtain a proxy, executed in your favor, from the record holder (i.e. bank, broker or other nominee) giving you the right to vote at the 2018 Annual General Meeting. For directions to the 2018 Annual General Meeting, please call +1 (441) 292-6400.

ITEMS OF BUSINESS

(1)   By separate resolutions, to elect as directors the following individuals to the Board of Directors of Global Indemnity Limited:

(a) Saul A. Fox             (b) Joseph W. Brown   (c) Seth J. Gersch

(d) John H. Howes         (e) Jason B. Hurwitz       (f) Bruce R. Lederman

(g) Cynthia Y. Valko

(2)   To act on various matters concerning Global Indemnity Reinsurance Company, Ltd. and authorization of Global Indemnity Limited to vote, as proxy, on such matters.

(3)   To ratify the appointment of Global Indemnity Limited’s independent auditors and to authorize our Board of Directors acting through its Audit Committee to determine its fees.

(4)   To approve the Global Indemnity Limited 2018 Share Incentive Plan.

(5)   To transact such other business as may properly be brought before the 2018 Annual General Meeting or any adjournments or postponements thereof.

The foregoing items, including the votes required in respect of each item, are more fully described and the full text of the proposals are set forth in the proxy statement accompanying this Notice of Annual General Meeting of Shareholders.

RECORD DATE

The Board of Directors has fixed the close of business (Eastern) on April 3, 2018 as the record date for the 2018 Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the 2018 Annual General Meeting or any adjournment or postponement thereof.

VOTING BY PROXY

You may vote your shares in person or by mail, by completing, signing and returning the enclosed proxy card by mail. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee.

By Order of the Board of Directors

STEPHEN W. RIES

Secretary

April 30, 2018

Registered Office:

27 Hospital Road

George Town, Grand Cayman KY1-9008

Cayman Islands

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE. IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND THE MEETING AND VOTE, THEN YOU ARE ALSO ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND AND VOTE ON YOUR BEHALF. THE PROXY IS NOT REQUIRED TO BE A SHAREHOLDER OF THE COMPANY. YOU MAY REVOKE A PREVIOUSLY DELIVERED PROXY AT ANY TIME PRIOR TO THE 2018 ANNUAL GENERAL MEETING BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT, EVEN IF YOU HAVE RETURNED A PROXY.

Page
General Information
Company Information	1
Voting and Revocability of Proxies	1

Proposals Requiring Shareholder Vote
Proposal One (A) Through One (G): Election of Directors	5
Proposal Two (A) and Two (B): Various Matters Concerning Global Indemnity Reinsurance Company, Ltd. and Authorization of Global Indemnity plc to Vote, as Proxy, on such Matters	8
Proposal Three: Ratification of Appointment of Global Indemnity Limited’s Independent Auditors and Authorization of the Board of Directors to Determine Its Fees	10
Proposal Four: Approval of the Global Indemnity Limited 2018 Share Incentive Plan	12

Board of Directors and Certain Governance Matters
Board Structure	19
Meetings and Independence Requirements	19
Board Committees	20
Shareholder Nominations to Our Board of Directors and Other Shareholder Communications	22
Executive Sessions	22
Code of Business Conduct and Ethics	22
Director Compensation	23
Executive Officers	26

Executive Compensation
Compensation Discussion and Analysis	27
Introduction	27
Committee Activities and Compensation Paid To Named Executive Officers With Respect to 2017	27
Our Compensation Philosophy	27
Other Considerations	34
Say-on-Pay and Say-on-Frequency	35
Compensation Committee Report	36
Executive Compensation Tables, Employment Agreements, and CEO Pay Ratio	36

Additional Information
Compensation Committee Interlocks and Insider Participation	52
Principal Shareholders and Security Ownership of Management	52
Related Party Transactions	55
Audit Committee Report	58
Shareholder Proposals	59
Section 16(a) Beneficial Ownership Reporting Compliance	59
Other Matters	59
Householding	59

2018 SHARE INCENTIVE PLAN	A-1

i

GLOBAL INDEMNITY LIMITED

27 Hospital Road

George Town, Grand Cayman KY1-9008

Cayman Islands

www.globalindemnity.ky

+1 (345) 949-0100

PROXY STATEMENT

The 2018 Annual General Meeting of Shareholders (the “Annual General Meeting”) of Global Indemnity Limited will be held at Global Indemnity Reinsurance Company, Ltd., Seon Place, 141 Front Street, Hamilton, HM 19 Bermuda, at 1:00 P.M. (Bermuda Time) on June 13, 2018. On or about April 30, 2018, we mailed you a proxy card, the proxy statement for the Annual General Meeting (the “Proxy Statement”), and our Annual Report on Form 10-K for the year ended December 31, 2017 (the “10-K”) and (collectively, the “Proxy Materials.”)

Our Board of Directors has fixed the close of business on April 3, 2018 as the record date for the Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual General Meeting and any adjournments or postponements thereof.

COMPANY INFORMATION

Global Indemnity Limited was incorporated on February 9, 2016 and its A ordinary shares began trading on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “GBLI” on November 7, 2016 as result of a redomestication transaction from Ireland to the Cayman Islands (the “Redomestication”). Our predecessor companies have been traded on the NASDAQ since 2003. Our website is www.globalindemnity.ky. Information on our website is not incorporated into this Proxy Statement.

References in this Proxy Statement to “Global Indemnity,” “Company,” “we,” “us,” and “our” refer to Global Indemnity Limited and our consolidated subsidiaries unless the context requires otherwise or, prior to November 7, 2016, to Global Indemnity plc.

VOTING AND REVOCABILITY OF PROXIES

If, at the close of business on April 3, 2018, you were a shareholder of record, you may vote your shares by proxy either by mail or by attending the Annual General Meeting, or any adjournments or postponements thereof. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. You may revoke your proxy or proxies at the times and in the manners described below.

If you are a shareholder of record or hold shares through a bank, broker or other nominee and are voting by proxy, in order to be counted your mailed proxy card must be received by 11:59 p.m. (Cayman Time) on June 11, 2018.

To Vote By Proxy:

For Shareholders of Record, By Mail:

When you receive the proxy card, mark your selections on the proxy card.

Date and sign your name exactly as it appears on your proxy card.

Mail the proxy card in the postage-paid envelope that will be provided to you.

If Shares Held Through a Bank, Broker, or Other Nominee:

Follow the instructions provided by your bank, broker or other nominee to submit your voting instructions to your bank, broker or other nominee.

To Vote In Person:

For Shareholders of Record:

Although we encourage you to vote by proxy prior to the Annual General Meeting, you can attend the Annual General Meeting and vote your shares in person. If you vote by proxy and also attend the Annual General Meeting, there is no need to vote again at the Annual General Meeting unless you wish to change your vote. To attend the Annual General Meeting in person, you must bring photo identification along with your admission ticket attached to your proxy card.

If Shares Held Through a Bank, Broker, or Other Nominee:

If you hold your shares through a bank, broker or other nominee, in addition to photo identification, please also bring with you a letter from the bank, broker or other nominee confirming your ownership as of the record date (April 3, 2018). You will not be able to vote such shares in person at the Annual General Meeting unless you obtain a proxy, executed in your favor, from the record holder (i.e. bank, broker or other nominee) giving you the right to vote at the Annual General Meeting.

General:

Failure to bring any of the documentation above may delay your ability to attend, or prevent you from attending, the Annual General Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual General Meeting.

For directions to the Annual General Meeting, please call +1 (441) 292-6400.

The following proposals are scheduled to be voted on at the Annual General Meeting:

•	Proposal One (a) through One (g): By separate resolutions, to elect as directors the following individuals to the Board of Directors of Global Indemnity Limited:

(a) Saul A. Fox	(b) Joseph W. Brown	(c) Seth J. Gersch	(d) John H. Howes
(e) Jason B. Hurwitz	(f) Bruce R. Lederman	(g) Cynthia Y. Valko

•	Proposal Two: To act on various matters concerning Global Indemnity Reinsurance Company, Ltd. and authorization of Global Indemnity Limited to vote, as proxy, on such matters.

•	Proposal Three: To ratify the appointment of Global Indemnity Limited’s independent auditors and to authorize our Board of Directors acting through its Audit Committee to determine its fees.

•	Proposal Four: To approve the Global Indemnity Limited 2018 Share Incentive Plan.

In addition, if any other matters are properly brought up at the Annual General Meeting (other than the proposals contained in this Proxy Statement) or any adjournments or postponements thereof, then the individuals named in your proxy card will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board of Directors currently does not know of any matters to be raised at the Annual General Meeting other than the proposals contained in this Proxy Statement.

On the record date, 10,075,346 A ordinary shares and 4,133,366 B ordinary shares of Global Indemnity were issued and outstanding. On each matter voted on at the Annual General Meeting and any adjournment or postponement thereof, each record holder of A ordinary shares will be entitled to one vote per share and each record holder of B ordinary shares will be entitled to ten votes per share. The holders of A ordinary shares and the holders of B ordinary shares will vote together as a single class.

The required quorum for the Annual General Meeting consists of one or more shareholders present in person or by proxy and entitled to vote that hold in the aggregate at least a majority of the votes entitled to be cast at the Annual General Meeting. For each of the proposals being considered at the Annual General Meeting, approval of the proposal requires the affirmative vote of a simple majority of the votes cast. For Proposal Two, the approval of a matter concerning Global Indemnity Reinsurance Company, Ltd. (“Global Indemnity Re”), a subsidiary of Global Indemnity, must be submitted for approval by our shareholders pursuant to our Articles of Association, and requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote and present in person or by proxy at the Annual General Meeting. Our Board of Directors will cause our corporate representative or proxy to vote the shares of Global Indemnity Re at the Global Indemnity Re annual general meeting in the same proportion as the votes received at the Annual General Meeting from our shareholders on this proposal.

If you mark your proxy as “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter and will have no effect on the outcome of such matter, but will be counted in determining whether a quorum is present. Proxies submitted by banks, brokers, or other nominees that do not indicate a vote for one or more of the proposals because the bank, broker, or other nominee does not have discretionary voting authority, but does have discretionary authority to vote on at least one proposal, and has not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

Banks, brokers, or other nominees holding shares in street name for beneficial owners are generally required to vote such shares in the manner directed by the beneficial owner. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify Global Indemnity Limited’s independent auditors for the fiscal year ending December 31, 2018. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

You may vote your shares at the Annual General Meeting in person or by proxy. All valid proxies received before the Annual General Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your shares, your proxy will be voted as follows at the Annual General Meeting or any adjournments or postponements thereof:

•	“FOR” the election of all nominees for director of Global Indemnity Limited named herein.

•	“FOR” the matters concerning Global Indemnity Re, including the election of all nominees for director and alternate directors named herein.

•	“FOR” the ratification of the appointment of Global Indemnity Limited’s independent auditors and the authorization of our Board of Directors acting through its Audit Committee to set their fees.

•	“FOR” the approval of the Global Indemnity Limited 2018 Share Incentive Plan.

Except as discussed under “Proposal Two — Matter Concerning Global Indemnity Reinsurance Company, Ltd.,” if any other business is properly brought before the Annual General Meeting, shares subject to proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), in accordance with the discretion of the persons voting such proxies. If you are a shareholder of record, you may change your vote and revoke your proxy by:

•

Sending a written statement to that effect to our Corporate Secretary c/o Global Indemnity Limited, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands, Attn: Walkers’ Global, provided such statement is received no later than 11:59 p.m. (Cayman Time) on June 11, 2018;

•	Submitting a properly signed proxy card with a later date that is received no later than 11:59 p.m. (Cayman Time) on June 11, 2018; or

•	Attending the Annual General Meeting and voting in person.

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON JUNE 13, 2018

The Proxy Statement and Annual Report on Form 10-K are available on or about

April 30, 2018 at:

https://www.envisionreports.com/GBLI

PROPOSAL ONE (A) THROUGH ONE (G): ELECTION OF OUR DIRECTORS

Our Articles of Association provide that the size of our Board of Directors shall be determined from time to time by our Board of Directors, but unless such number is so fixed, our Board of Directors will consist of seven directors. Our current directors are Saul A. Fox, Joseph W. Brown, Seth J. Gersch, David J.W. Bruce, Raphael L. de Balmann, John H. Howes, Jason B. Hurwitz, Bruce R. Lederman, Arie Rashkes, and Cynthia Y. Valko. Our Board of Directors has nominated seven persons for election as directors whose terms will expire at the 2019 Annual General Meeting of Shareholders, or when their successors are duly elected and qualified. Our current nominees are Saul A. Fox, Joseph W. Brown, Seth J. Gersch, John H. Howes, Jason B. Hurwitz, Bruce R. Lederman, and Cynthia Y. Valko. If any of the nominees becomes unable to or declines to serve as a director prior to election at the Annual General Meeting, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as Fox Paine & Company, LLC (“Fox Paine & Company”) and/or the Board of Directors may nominate.

Under our Articles of Association, Fox Paine & Company, our controlling shareholder, has the right to appoint a number of directors equal in aggregate to the pro rata percentage of the voting shares beneficially held by Fox Paine & Company of Global Indemnity for so long as Fox Paine & Company holds an aggregate of 25% or more of the voting power in Global Indemnity. Fox Paine & Company holds approximately 83% of the voting power of Global Indemnity as of April 3, 2018 and has the right to appoint six of our seven directors. All of the directors and nominees listed herein have been nominated in accordance with such provisions.

See “Additional Information – Principal Shareholders and Security Ownership of Management.”

Nominees for Director – Proposals One (a) Through One (g)

Proposal One (a) – Saul A. Fox, 64, served as a director of Global Indemnity and its predecessor companies since August 2003, as Chairman of the Company since September 2003, as the Company’s Chief Executive Officer from February 2007 to June 2007, and as chief executive of Fox Paine & Company, a private equity firm, from its founding in 1996 through to the date hereof. Fox Paine & Company together with its affiliates constitute the Company’s largest shareholder.

Fox Paine & Company arranged, on behalf of Global Indemnity, the acquisitions of our predecessor companies, United National, Penn America and American Reliable. Fox Paine & Company also arranged and “back stopped” Global Indemnity’s $100 million Rights Offering in 2009, as well as the Company’s 2015 repurchase of 11.7 million Global Indemnity shares (representing 45% of the outstanding shares) for $268 million (including shares subject to repurchase options). Over his 30 year career in private equity, Mr. Fox orchestrated numerous other acquisitions, mergers, divestitures and financing transactions, both in financial services, as well in such areas as energy, independent power generation, medical instruments, and oil and natural gas exploration and production information technology solutions. Prior to founding Fox Paine & Company, Mr. Fox was a general partner of Kohlberg, Kravis & Roberts & Co. (“KKR”), a global alternative asset manager. During his 13 years at KKR, Mr. Fox led the highly successful acquisitions and divestitures of American Reinsurance, Canadian General Insurance (KKR’s first acquisition outside of the United States), and Motel 6. Prior to joining KKR, Mr. Fox was an attorney at Latham & Watkins LLP, specializing in tax and business law.

Mr. Fox received a baccalaureate degree in Communications from Temple University in 1975 (summa cum laude) and a Doctor of Jurisprudence degree from the University of Pennsylvania School of Law in 1978 (cum laude). Mr. Fox is currently a member of the board of overseers for the University of Pennsylvania Law School as well as a board member of several eleemosynary organizations.

Proposal One (b) – Joseph W. Brown, 69, has served as a director on our Board of Directors since December 2015. Until December 2017, Mr. Brown served on the board of directors of MBIA, Inc. (NYSE: MBI) and until

September 2017, Mr. Brown was the Chief Executive Officer of MBIA, Inc. He rejoined MBIA Inc. in February 2008 as Chairman and Chief Executive Officer and served as Chairman until May 7, 2009. He previously served as Executive Chairman from May 6, 2004 and until he retired from that position on May 3, 2007. Until May 2004, he had served as Chairman and Chief Executive Officer. He originally joined the Company as Chief Executive Officer in January 1999, having been a Director since 1986 and became Chairman in May 1999. Prior to joining the Company, Mr. Brown was Chairman of the Board of Talegen Holdings, Inc. from 1992 through 1998. Prior to joining Talegen, Mr. Brown had been with Fireman’s Fund Insurance Company as President and Chief Executive Officer. Mr. Brown’s experience and skills in the insurance and financial guarantee industries were considered when nominating him to our Board of Directors.

Proposal One (c) – Seth J. Gersch, 70, has served as a director on our Board of Directors since February 2008. Mr. Gersch is currently on the advisory panel of Fox Paine & Company. He was the chief operating officer of Fox Paine & Company from 2007 through 2009. Prior to joining Fox Paine & Company, Mr. Gersch was the chief operating officer and a member of the executive committee of ThinkEquity Partners, LLC from 2004 through 2007. From 2002 through 2004, Mr. Gersch was president and chief executive officer of Presidio Capital Advisors, LLC. In addition, Mr. Gersch held several positions with Banc of America Securities’ predecessor organization, Montgomery Securities and founded the BrokerDealer Services Division of Banc of America Securities where he served as president and chief executive officer. Mr. Gersch is a member of the board of directors of Cradle Holdings (Cayman) Ltd. and previously served as a member of the board of directors of Paradigm, Ltd. He also serves as a director of the San Francisco 49ers Foundation, the charitable arm of the San Francisco 49ers football organization. Mr. Gersch received a BBA in accounting and electronic data processing from Pace University. Mr. Gersch’s experience and skills acquired through his business and financial background with international companies was considered when nominating him to our Board of Directors.

Proposal One (d) – John H. Howes, 78, has served as a director on our Board of Directors since July 2012. Most recently, Mr. Howes was chairman of the brokers committee of the Aircraft Builders Council and served on the boards of Alliance RE Co. PLC and Charles Taylor Consulting PLC. In the early 2000s, Mr. Howes ran the Aerospace Division of Benfield (now Aon Benfield, a division of AON plc), after it was acquired from EW Blanch before becoming a consultant to Benfield. He joined EW Blanch in 1999 after it acquired Crawley Warren Group PLC. In the early 1980’s he joined Crawley Warren Group PLC becoming group deputy chairman and served in that position until its acquisition. In 1991 he was instrumental in forming Internal Space Brokers by partnering Crawley Warren Group PLC with Frank Crystal & Co. and Le Blanc de Nicolay. In 1978, prior to joining Crawley Warren Group PLC, Mr. Howes was elected to the board of Minet Holdings and was chairman of the group’s worldwide production and marketing division and joint integration group for Minet and Corroon & Black. Mr. Howes began his career with JH Minet & Co., a Lloyds of London Broker, in the late 1960s. Mr. Howes currently serves on the board of directors of Satec srl. Mr. Howes’ experience and skills acquired through his insurance and reinsurance background with insurance and reinsurance brokers were considered when nominating him to our Board of Directors.

Proposal One (e) – Jason B. Hurwitz, 45, has served as a director on our Board of Directors since September 2017. As a principal and advisor during his career, Mr. Hurwitz completed 25 corporate acquisitions totaling $5 billion and served on the Boards of Directors of seven of these companies. Since 2004, he has been managing member of Hurwitz Capital LLC, serving as a consultant to various insurance companies and private equity firms and as a private investor. From 2008 to 2010, Mr. Hurwitz was a managing director of Essex Equity Capital Management LLC where he identified and led investments in securities of insurance, reinsurance, energy and retail companies which generated over $100 million of gain. Mr. Hurwitz served as a director at Fox Paine & Company from 1997 to 2003, with responsibilities spanning investment due diligence, execution and monitoring, investor relations, and oversight of the firm’s accounting staff. Prior to joining Fox Paine & Company, Mr. Hurwitz was with McCown De Leeuw & Co. and James D. Wolfensohn Incorporated. He received a B.S. in Economics (summa cum laude) from The Wharton School, University of Pennsylvania. Mr. Hurwitz’s experience and skills acquired through his investing and consulting background were considered when nominating him to our Board of Directors.

Proposal One (f) – Bruce R. Lederman, 75, has served as director on our Board of Directors since December 2015. Mr. Lederman is a co-founder of a number of companies, including: the 2012 co-founding of Digital PowerRadio, LLC, a company that develops, patents and markets products that more efficiently transmit and store digital information; the 2009 co-founding of Critical Alert Systems, LLC, a company specializing in providing communication services to hospitals and related medical facilities; the 2008 co-founding of a hedge fund specializing in purchasing the stock of publically traded special purpose acquisition companies; and the co-founder of HD Partners Acquisition Corporation, a special purpose acquisition company (AMEX: HDP) that was dissolved in 2008. He is also the co-founder of a company that built and purchased telecommunications towers and a company that manufactured liquid personal care products. Both companies were sold. From 1969 until his retirement as a senior partner in 2000, Mr. Lederman was an attorney at the law firm Latham & Watkins LLP, where he specialized in business transactions. Prior to joining Latham & Watkins, from 1968 to 1969, he was a law clerk to the Honorable Irving Hill, a U.S. District court Judge for the Central District of California. Mr. Lederman attended the London School of Economics and received a B.S. in Economics (cum laude) from the Wharton School – University of Pennsylvania. He obtained his law degree (cum laude) from the Harvard Law School. Mr. Lederman’s legal, financial and entrepreneurial experience and skills were considered when nominating him to our Board of Directors.

Proposal One (g) – Cynthia Y. Valko, 63, has served as a director on our Board of Directors since September 2011. Since September 2011, Ms. Valko has also served as our Chief Executive Officer. From February 2010 to September 2011, Ms. Valko served as Senior Vice President – commercial lines at GMAC Insurance. Ms. Valko served as a management consultant for Cerberus Private Equity directing turnaround/sales transactions for their GMAC Insurance Property and Casualty Business from 2007 through 2010. From 1998 through 2006, Ms. Valko was Chief Operating Officer/Executive Vice President of New York Life International. In this capacity, she was a member of the board of directors of New York Life International, a wholly owned subsidiary of New York Life Insurance Company. She chaired the Mexico subsidiary board of directors of Seguros Monterrey and was a member of the board of directors of HSBC/New York Life Argentina. Prior to joining New York Life International, Ms. Valko held numerous positions of increasing responsibility in the insurance industry beginning in 1976. Ms. Valko received a B.S. in Mathematics from Juniata College. Ms. Valko’s over thirty years of experience as an insurance industry executive, including her experience as an executive officer of insurance companies were considered when nominating her to our Board of Directors. In addition, as our Chief Executive Officer, Ms. Valko is in the best position to understand our operations and business.

Required Vote

To be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast at the Annual General Meeting in person or by proxy. There is no cumulative voting in the election of directors. Under our articles of association, we are required to have at least one director. If no nominee receives a majority of the votes cast at the Annual General Meeting in person or by proxy, then the two nominees with the highest number of votes will be elected to our Board of Directors until his or her successor shall be appointed or elected.

The Board of Directors Recommends Voting “For” Each of the Directors Nominated for Election in Proposal One (a) through One (g).

PROPOSAL TWO (A) AND TWO (B): VARIOUS MATTERS CONCERNING GLOBAL INDEMNITY REINSURANCE COMPANY, LTD. AND AUTHORIZATION OF GLOBAL INDEMNITY LIMITED TO VOTE, AS PROXY, ON SUCH MATTERS.

General

Under our Articles of Association, if we are required or entitled to vote at a general meeting of certain of our non-U.S. subsidiaries, our Board of Directors must refer the subject matter of the vote to our shareholders at a general meeting and seek authority from our shareholders for our corporate representative or proxy to vote in favor of the resolutions proposed by these subsidiaries. We are submitting the matter described below concerning our subsidiary, Global Indemnity Re, to our shareholders for their approval at the Annual General Meeting. Our Board of Directors will cause our corporate representative or proxy to vote our shares in Global Indemnity Re in the same proportion as the votes received at the Annual General Meeting from our shareholders on the matters proposed by this subsidiary as described below. The Global Indemnity Re matters require the affirmative vote of a majority of the votes cast by the shareholders entitled to vote and present in person or by proxy at the annual general meeting of Global Indemnity Re.

We are the sole shareholder of Global Indemnity Re. It is proposed that we be authorized to vote in favor of the following matters at the annual general meeting of Global Indemnity Re or any adjournments or postponements thereof.

Proposal Two (a) — Election of Directors and Alternate Directors of Global Indemnity Re

The board of directors of Global Indemnity Re has nominated three persons for election as directors and two persons for election as alternate directors whose terms will expire at the 2019 annual general meeting of shareholders of Global Indemnity Re, or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve prior to the election at the annual general meeting of Global Indemnity Re, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the board of directors of Global Indemnity Re may nominate.

Set forth below is biographical information concerning the persons nominated for election as directors of Global Indemnity Re:

Stephen Green, 55, has served on the board of directors and as President of Global Indemnity Re since January 2012. Prior to joining Global Indemnity Re, Mr. Green spent 25 years with KPMG. From September 2009 to November 2010, he was the chief executive officer of KPMG’s global captive insurer Park Indemnity. He served as the office managing partner for KPMG in Bermuda from July 2004 to September 2009. From 1998 to July 2004, Mr. Green served as KPMG Bermuda’s head of insurance group. Prior to 1998 Mr. Green served in various positions at KPMG Bermuda and Peat, Marwick Mitchell in the United Kingdom. Mr. Green is a fellow of the institute of chartered accountants in England and Wales. Mr. Green graduated with a B.A. (Hons) in accountancy and finance from Northumberland University in 1985.

Terence J. Power, 65, has served on the board of directors of Global Indemnity Re since October 2013. Since 2003, Mr. Power has served as President of Dyna Management Services, Ltd. Mr. Power has over 30 years of experience in the Bermuda insurance and captive management industry. From 1982 through 2002, Mr. Power was the principal, executive vice president and financial controller for International Advisory Services, Ltd. Prior to that, Mr. Power was with KPMG Bermuda/Moore Stephens & Butterfield. Mr. Power is a Fellow of the Institute of Chartered Accountants in Ireland. Mr. Power received a Bachelor of Commerce from the University College Dublin.

Cynthia Y. Valko, 63, has served on the board of directors of Global Indemnity Re since September 2011. For additional information, see the biographical information for Ms. Valko in Proposal One (g).

Set forth below is biographical information concerning the persons nominated for election as alternate directors of Global Indemnity Re:

Marie-Joelle Chapleau, 39, has served as an alternate director to Stephen Green on the board of directors of Global Indemnity Re and as its Chief Operating Officer since January 2013. Prior to joining Global Indemnity Re, Ms. Chapleau was a senior account manager for JLT Insurance Management (Bermuda) Ltd., where she was responsible for Global Indemnity Re’s outsourced accounting functions. Ms. Chapleau is a certified public accountant, chartered property and casualty underwriter, registered professional liability underwriter and an associate in reinsurance. Ms. Chapleau graduated with a B.A. in finance and international business from Concordia University and certificate in science of accounting from the University of Quebec in Montreal.

Grainne Richmond, 41, has served as an alternate director to Terence J. Power on the board of directors of Global Indemnity Re since October 2013 and is Vice-President at Dyna Management Services, Ltd. where she has been employed since May 2011. Ms. Richmond has over 17 years of experience in accounting and assurance, with the last 11 years spent working in captive management in Bermuda. From 2008 to April 2011, Ms. Richmond was the vice president — client captive services at Artex Risk Solutions, Inc. and assistant vice president from 2005 to 2008. Prior to that Ms. Richmond worked for International Advisory Services Ltd. in Bermuda, PricewaterhouseCoopers in Dublin and Deloitte Touche. Ms. Richmond is a Fellow of the Institute of Chartered Accountants of Ireland, secretary of the Bermuda Insurance Managers Association and a member of the Association of Anti-Money Laundering Specialists.

Proposal Two (b) — Appointment of Independent Auditor

The board of directors of Global Indemnity Re has appointed Ernst & Young, Ltd., Hamilton, Bermuda, (“EY Bermuda”) as the independent auditor of Global Indemnity Re for the fiscal year ending December 31, 2018. At the annual general meeting of Global Indemnity Re or any adjournments or postponements thereof, shareholders will be asked to ratify this appointment. Representatives of EY Bermuda are not expected to be present at the meeting.

Other Matters

In addition to the matter set forth above for which we are soliciting your proxy, we expect that the financial statements of Global Indemnity Re for the year ended December 31, 2017, together with the report of the independent auditors in respect of these financial statements, will be presented for approval at the annual general meeting of Global Indemnity Re in accordance with Bermuda law. We will refer this matter to our shareholders present in person and entitled to vote at the annual general meeting of Global Indemnity Re. We are not asking you for a proxy with respect to this matter and you are requested not to send us a proxy with respect to this matter.

We know of no other specific matter to be brought before the annual general meeting of Global Indemnity Re that is not referred to in this Proxy Statement. If any other matter properly comes before the annual general meeting of Global Indemnity Re, our corporate representative or proxy will vote in accordance with his or her judgment on such matter.

Required Vote

Proposal Two requires the affirmative vote of a majority of the votes cast at the Annual General Meeting in order to ensure passage of the above proposal related to Global Indemnity Re. Our Board of Directors will cause our corporate representative or proxy to vote the shares in Global Indemnity Re in the same proportion as the votes received at the Annual General Meeting or any adjournments or postponements thereof from our shareholders on the above proposal.

The Board of Directors Recommends voting “For” All of the Directors of Global Indemnity Re Nominated for Election in Proposal Two (a) and “For” Proposal Two (b).

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF GLOBAL INDEMNITY LIMITED’S INDEPENDENT AUDITOR AND AUTHORIZATION OF THE BOARD OF DIRECTORS TO DETERMINE ITS FEES

General

The appointment of an independent auditor is made annually by the Audit Committee. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. Ernst & Young Global Limited (“EY”) is our independent auditor for the fiscal year ending December 31, 2018. As a matter of good corporate governance, the Audit Committee submits its selection of the independent auditors to our shareholders for ratification in a non-binding vote at the Annual General Meeting. In addition, shareholders will be asked to authorize our Board of Directors acting through its Audit Committee to set the fees for EY. If the shareholders do not ratify the appointment of EY, the selection of our independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change is in the best interests of the Company and its shareholders.

A representative of EY is expected to be available telephonically to respond to appropriate questions from shareholders at the Annual General Meeting. The representative will also have the opportunity to make a statement if he or she desires.

Information Regarding Our Independent Auditors

The following table shows the fees that were billed to us by EY for professional services rendered for the fiscal years ended December 31, 2017 and December 31, 2016.

Fee Category	2017	2016
Audit Fees	$1,606,826	$1,749,00
Audit-Related Fees	70,000	7,625
Tax Fees	529,650	519,660
All Other Fees	1,930	37,207

Total Fees	$2,208,406	$2,313,492

Audit Fees

This category includes fees for the audit of our annual financial statements and review of interim quarterly financial statements included on our quarterly reports on Form 10-Q and services that are normally provided by EY in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” For 2017, we paid EY $70,000 for comfort letters related to our March 2017 debt offering. For 2016, we paid EY $7,625 for consent letters related to the Company’s November 2016 Form S-3 and Form S-8 filings.

Tax Fees

This category includes fees for tax compliance, tax advice, and tax planning. The services provided included tax advice and assistance with tax compliance and reporting to federal, state and foreign taxing authorities as well as transfer pricing services. In addition, we paid EY $337,383 in 2017 for tax fees related to consultations on international tax structures and the Redomestication and $428,766 in 2016 for tax fees related to consulting on the Redomestication.

All Other Fees

This category includes fees for products and services provided by EY that are not included in the categories described above. For 2017, we paid EY $1,930 in fees for on-line accounting research services. For 2016, we paid EY $1,995 in fees for on-line accounting research services, $19,212 for services related to the Redomestication, and $16,000 for services related to Global Indemnity plc’s filings in Ireland.

The Audit Committee considered whether providing the non-audit services shown in the table above was compatible with maintaining EY independence and concluded that it was.

Pre-Approval of Services

To ensure that our independent auditor maintains the highest level of independence and pursuant to the Audit Committee Pre-Approval Policy, the Audit Committee is required to pre-approve the audit and permitted non-audit services performed by our independent auditors. The Audit Committee pre-approved 100% of the fees for audit and non-audit services performed by EY during the year ended December 31, 2017. To ensure that the provision of these services does not impair the independence of our independent auditor, unless a type of service to be provided by our independent auditor and the associated fees have been pre-approved in accordance with the Audit Committee Pre-Approval Policy, the Audit Committee’s separate pre-approval of any proposed services and the associated fees is required. The Audit Committee Pre-Approval Policy only applies to services provided to us by our independent auditor; it does not apply to similar services performed by persons other than our independent auditor. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically, or more often as it deems necessary in its judgment, reassess and revise the Audit Committee Pre-Approval Policy. The Audit Committee most recently reassessed and approved its Audit Committee Pre-Approval Policy in November 2016.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual General Meeting will be required for the ratification of the appointment of EY as our independent auditor for the fiscal year ending December 31, 2018 and the authorization of our Board of Directors acting through its Audit Committee to set fees for EY.

The Board of Directors Recommends voting “For” Proposal Three.

PROPOSAL FOUR: APPROVAL OF THE GLOBAL INDEMNITY LIMITED 2018 SHARE INCENTIVE PLAN

On March 4, 2018, our Board of Directors adopted, subject to shareholder approval, the Global Indemnity Limited 2018 Share Incentive Plan (the “2018 Share Incentive Plan”). If the 2018 Share Incentive Plan is approved by our shareholders, all officer, employee, consultant and non-employee director equity grants after the Annual General Meeting will be from the 2018 Share Incentive Plan. The Global Indemnity Limited Share Incentive Plan, effective since February 2014, is set to expire pursuant to its terms on February 9, 2019 (the “2014 Plan”).

The primary purpose of the 2018 Share Incentive Plan is to provide Global Indemnity a competitive advantage in attracting, retaining and motivating officers, employees, consultants and non-employee directors, and to provide Global Indemnity with a share plan providing incentives linked to the financial results of the Company’s business and increases in shareholder value. The 2018 Share Incentive Plan provides for the issuance of stock options, restricted shares and other share-based awards (collectively the “Awards”).

If shareholders approve the 2018 Share Incentive Plan, we will terminate the 2014 Plan and not make any new grants under the 2014 Plan. As of April 3, 2018, approximately 1,431,800 shares remained available for grant under the 2014 Plan. As of the same date, 600,000 shares were subject to awards outstanding under the 2014 Plan all of which were options. The options (as of the same date) had a weighted average remaining term of 8.3 years and a weighted average exercise price of $44.22 per share. In addition, as of the same date, 300,000 shares were subject to awards outstanding under the 2003 Plan, all of which were options with a weighted average remaining term of 3.5 years and a weighted average exercise price of $17.87 per share. Assuming that the 2018 Share Incentive Plan is approved by shareholders, the shares that remain in the 2014 Plan as of the date of the Annual Meeting never will be granted. Any awards previously granted under the 2014 Plan will remain outstanding in accordance with their terms. Any shares subject to outstanding 2014 Plan awards that are forfeited or otherwise expire will not be returned to the 2014 Plan or to the 2018 Share Incentive Plan. We are asking shareholders to approve the 2018 Share Incentive Plan so that we may continue to use an equity incentive plan to help us achieve our goals, notwithstanding the anticipated expiration of the 2014 Plan.

A total of 2,500,000 A ordinary shares are reserved for issuance under the 2018 Share Incentive Plan. No Awards have been granted under the 2018 Share Incentive Plan, but the total number of shares issuable under awards we have granted under the 2014 Plan, as a percentage of our annual weighted average A ordinary Shares outstanding (the “burn rate”) has been on average 1.6% over the last three completed fiscal years, which is below the Institutional Shareholder Services, Inc. industry benchmark for Non-Russell 3000 companies of 5.7%. This calculation is based on the number of shares issuable at the target level of performance under awards as of the dates they were granted. Assuming all 2,500,000 A ordinary shares of the Company are to be available under the 2018 Share Incentive Plan pursuant to this proposal were fully dilutive as of April 3, 2018, the dilutive effect on all outstanding A ordinary shares would be approximately 15%. We currently expect that the initial 2,500,000 A ordinary shares under the 2018 Share Incentive Plan will be sufficient to meet our needs for approximately five years and that we will not need to ask shareholders for additional shares until the 2022 Annual Meeting. However, future business conditions or other circumstances may cause us to ask for additional shares sooner or later than that projected date.

The following is a summary of the material terms of the 2018 Share Incentive Plan, and does not include all of the provisions of the 2018 Share Incentive Plan. For further information about the 2018 Share Incentive Plan, we refer you to a complete copy of the 2018 Share Incentive Plan, which is attached as Exhibit A to this Proxy Statement.

Administration

The 2018 Share Incentive Plan provides that it will be administered by the Compensation Committee of our Board, or another committee of the Board constituted so as to permit awards under the 2018 Share Incentive Plan to comply with the “non-employee director” provisions of Rule 16b-3 under the Exchange Act, or, absent a committee to administer the 2018 Share Incentive Plan, the Board. The administrator is empowered to select who may participate in the 2018 Share Incentive Plan; determine whether and to what extent Awards are granted; determine the number of A ordinary shares covered by each Award; determine the terms and conditions of any Award, including exercise price and vesting; subject to the terms of the 2018 Share Incentive Plan, modify, amend or adjust the terms and conditions of any Award, including to reduce or increase the exercise price of an outstanding stock option or other share-based award or to cancel and replace stock options with a below Fair Market Value exercise price, or institute a program under which outstanding Awards are surrendered or cancelled in exchange for awards of the same type, awards of a different type, and/or cash, or under which participants would have the opportunity to transfer outstanding Awards to a financial institution or other person or entity selected by the administrator; determine to what extent and under what circumstances awards or payments thereunder shall be deferred; adopt, alter and repeal administrative rules for the 2018 Share Incentive Plan; interpret the terms and provisions of the 2018 Share Incentive Plan and any Award issued; adopt any sub-plans as deemed necessary or appropriate; and otherwise supervise and administer the 2018 Share Incentive Plan.

A Ordinary Shares Subject to the 2018 Share Incentive Plan; Equity Restructuring Transactions and Acquisition Events

The 2018 Share Incentive Plan makes available the number of A ordinary shares described above, subject to adjustments. If any outstanding Award is terminated or expires without being exercised or forfeited or repurchased due to failure to vest, the shares subject to such Awards will again be available for distribution in connection with Awards under the 2018 Share Incentive Plan. In addition, in determining the number of A ordinary shares available for Awards other than incentive stock options (“ISOs”), if A ordinary shares have been delivered or exchanged by a participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes, or if the number of A ordinary shares otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes or if Awards are surrendered pursuant to an exchange program, the number of A ordinary shares exchanged or reduced as payment in connection with the exercise or for withholding or surrendered pursuant to an exchange program shall again be available for purposes of Awards other than ISOs.

The total number of A ordinary shares subject to any option which may be granted under the 2018 Share Incentive Plan to any participant, subject to adjustments under the terms of the plan, is 300,000 during each fiscal year of Global Indemnity and shall be cumulative; that is, to the extent that A ordinary shares for which options are permitted to be granted during a fiscal year to a participant are not covered by a grant of an option, such A ordinary shares available for grants to such a participant automatically increase in subsequent fiscal years during the term of the 2018 Share Incentive Plan until used. The total number of other share based awards, as defined in the 2018 Share Incentive Plan, contingent upon the attainment of performance goals granted to any participant in any fiscal year shall not exceed 50,000, subject to adjustments under the terms of the 2018 Share Incentive Plan.

In the event any merger, reorganization, consolidation, combination, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary distribution (whether in the form of shares, cash or other securities or property) with respect to the A ordinary shares, any repurchase or exchange of A ordinary shares or any other securities of the Company, any sale or transfer of all or part of the Company’s assets or business or other change in corporate structure affecting the A ordinary shares occurs or is proposed (such an event, an “Equity Restructuring”), the administrator shall make such substitution or adjustment in the aggregate number and kind of shares or other property reserved for issuance under the 2018 Share Incentive Plan or any limitations under the 2018 Share Incentive Plan, in the number, kind and exercise price of shares or other property subject to outstanding Awards, as applicable, and/or such other substitution or adjustments, in each case as the administrator shall determine in its discretion to be appropriate, in order to prevent diminution or enlargement of the benefits intended to be made available under the 2018 Share Incentive Plan, provided that, in no case shall such determination adversely affect in any material respect the rights of a participant. In connection with any Equity Restructuring, the administrator may provide, in its sole discretion, for the cancellation of any outstanding stock option and payment in cash or other property in exchange therefor in an amount equal to the excess at such time, if any, of the fair market value of the underlying A ordinary shares over the per share exercise price for such stock options.

In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding A ordinary shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the administrator may, in its sole discretion treat outstanding Awards as the administrator determines without a participant’s consent, including without limitation that the administrator may: determine that Awards will be assumed, or substantially equivalent awards will be substituted with appropriate adjustments as to the number and kind of shares and prices; terminate all outstanding stock options, subject to certain notice and acceleration provisions set forth in the 2018 Share Incentive Plan; determine that outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse upon consummation of the Acquisition Event and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of the Acquisition Event; the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction or the replacement of such Award with other rights or property selected by the administrator in its sole discretion; or any combination of the foregoing. In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Award will fully vest with any performance goals or other vesting criteria deemed achieved at 100% of target levels, unless specifically provided otherwise under the applicable Award agreement.

In the event of the proposed dissolution or liquidation of the company, the administrator will notify participants as soon as practicable prior to the effective date of the proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Participants

Persons who are (a) officers, directors, employees and consultants of Global Indemnity and/or any of its affiliates, (b) at the time of grant may be performing services for Global Indemnity or any of its affiliates, including officers, directors, employees, consultants and affiliates of Fox Paine; and (c) non-employee directors of Global Indemnity and its affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its affiliates, are eligible to be granted Awards under the 2018 Share Incentive Plan. However, incentive stock options may be granted only to employees of the Company, its subsidiaries or its parent. As of April 3, 2018, approximately 38 employees, including all of our executive officers and nine non-employee directors would be eligible to be selected to be granted an Award under the 2018 Share Incentive Plan.

Stock Options

A stock option granted under the 2018 Share Incentive Plan permits the holder to purchase from Global Indemnity a stated number of A ordinary shares at an exercise price established by the administrator. Stock Options shall be evidenced by an option agreement and are subject to the terms of the 2018 Share Incentive Plan. Options will be designated as either nonstatutory stock options or incentive stock options. Grantees of ISOs potentially receive more favorable tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”) as compared to nonstatutory stock options. The exercise price per share of an option may not be less than the fair market value of an A ordinary share on the date of the grant. The exercise price per share of ISOs granted to a 10% or greater shareholder may not be less than 110% of the fair market value on the date of grant. Notwithstanding the foregoing, options may be granted with an exercise price per share of less than the fair market value of an A ordinary share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. The term of each stock option shall be determined by the administrator on the date of the grant, but may not exceed ten years (or, in the case of an ISO granted to a 10% or greater shareholder, five years). Stock options generally are non-transferable. Payment of the exercise price of stock options may be made by certified or bank check or such other instrument or method of payment as the administrator may accept. Unless otherwise provided in the award agreement, payment may also be made in the form of fully vested A ordinary shares under specified circumstances or in the form of a promissory note to the extent permitted by applicable laws. Unless otherwise provided in the applicable award agreement, exercise of a stock option through a broker’s cashless exercise or through “net settlement” in A ordinary shares or other cashless exercise program implemented by the Company is also permitted. After termination for any reason other than Cause, as defined in the 2018 Share Incentive Plan, including death or disability, of a participant, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement. In the absence of a specified time in the option agreement, the option will remain exercisable for ninety (90) days following a termination. However, an option generally may not be exercised later than the expiration of its term. If a participant is terminated for cause (as defined), or at the time the such participant voluntarily terminates employment within ninety (90) days after the occurrence of an event that would be grounds for a termination for cause, the option will be cancelled immediately upon such termination, and will not then be exercisable by such participant.

Restricted Shares

Restricted share awards are A ordinary shares that vest in accordance with terms and conditions established by the administrator. The administrator shall determine to whom and the time at which grants of restricted shares will be awarded, the number of shares to be awarded to any participant, the purchase price, the vesting conditions, the times within which such awards may be subject to cancellation, repurchase and transfer restrictions and any other terms and conditions of the awards. The terms and conditions of each award shall be evidenced by a restricted share agreement. Unless otherwise specified in the restricted share agreement, upon a participant’s termination for any reason during the relevant restriction period, all unvested restricted shares shall be forfeited.

Other Share-Based Awards

The administrator is authorized to grant other share-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to A ordinary shares and to set the terms and conditions of such grants in accordance with the 2018 Share Incentive Plan. Other share-based awards may include, but are not limited to, A ordinary shares awarded purely as a bonus and not subject to any restrictions or conditions, A ordinary shares in payment of the amounts due under an incentive or performance plan, share appreciation rights, share equivalent units, and awards valued by reference to book value of A ordinary shares. Unless otherwise provided in the applicable award agreement, the recipient of other share-based awards will be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of A ordinary shares covered by the Award, as determined at the time of the award by the administrator, in its sole discretion.

Term, Amendment and Termination

The 2018 Share Incentive Plan is effective on March 4, 2018 (subject to shareholder approval) and will expire on March 4, 2023 unless terminated earlier by the administrator or the Board. Awards outstanding as of such date shall not be affected or impaired by the expiration of the 2018 Share Incentive Plan and shall remain subject to the Plan’s terms.

Subject to applicable law, the 2018 Share Incentive Plan may, at any time, be amended, altered, suspended or terminated, prospectively or retroactively, by the administrator; provided, however, that no amendment, alteration, suspension or termination shall be made that is materially adverse to the rights of a participant under an Award without such participant’s consent unless otherwise provided by law or in the 2018 Share Incentive Plan. In addition, shareholder approval may be required to satisfy tax rules or to satisfy other applicable legal or regulatory requirements including exchange listing requirements.

Unfunded Status of Plan

It is intended that the 2018 Share Incentive Plan constitute an “unfunded” plan for incentive and deferred compensation.

General Provisions

Restricted A ordinary shares and A ordinary shares issued upon exercise of stock options or pursuant to other Awards shall be evidenced in such manner as the administrator may deem appropriate, including book entry registration or issuance of one or more share certificates. Any certificate issued shall be registered and shall bear the appropriate legends, if any.

A participant shall make the necessary arrangements to satisfy any payment or withholding of applicable US federal, state, local or non-U.S. taxes, including, if approved by the administrator, by paying with A ordinary shares, including any A ordinary shares that are part of an Award giving rise to the withholding requirement. In order to satisfy tax withholding requirements, the administrator may permit a participant to deliver already-owned A ordinary shares having a value equal to the withholding or to have an equal amount of A ordinary shares withheld or sold to pay for the taxes.

The 2018 Share Incentive Plan and all Awards shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

No fractional shares shall be issued under the Share Incentive Plan and no cash settlements shall be made with respect to fractional shares eliminated by rounding.

To the extent required by the administrator, the participant may be required to execute and deliver a shareholder’s agreement or such other documentation as a condition to the receipt of an Award, which shall set forth certain restrictions on transferability of the Award, a right of first refusal of Global Indemnity with respect to the Award, the right of Global Indemnity to purchase the Award restricted A ordinary shares and A ordinary shares issued upon exercise of stock options and other such terms as the administrator shall establish from time to time.

The administrator may specify in an Award agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. In addition, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with applicable laws.

U.S. Federal Income Tax Consequences

The following is a summary of the general U.S. federal income tax consequences to U.S. taxpayers and Global Indemnity of Awards granted under the 2018 Share Incentive Plan. Tax consequences for any particular individual may be different. Stock option grants under the 2018 Share Incentive Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified (nonstatutory) stock options. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the common stock on the exercise date and the stock option exercise price. Global Indemnity will be entitled to a corresponding deduction on its income tax return, subject to certain limits under applicable tax laws. A participant will have no taxable income upon exercising an incentive stock option provided that the applicable periods for holding the resulting shares of stock are satisfied (except that alternative minimum tax may apply), and Global Indemnity will receive no deduction when an incentive stock option is exercised. The tax treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Global Indemnity may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

For restricted stock awards, no taxes are due when the award is initially made (unless the recipient makes a timely election under Section 83(b) of the Code), but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary rates on the value of the stock when the restrictions lapse, and then at capital gain rates when the shares are sold.

Global Indemnity generally will be entitled to a tax deduction in connection with an Award under the 2018 Share Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, Section 162(m) of the Code limits the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as defined in Section 162(m). Covered employees generally include (among others) all of the executive officers shown in the Summary Compensation Table in this proxy statement and any future executive officers shown in any Summary Compensation Table in any of our future proxy statements. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year. Therefore, in any given year in which a covered employee recognizes income from an Award granted under the 2018 Share Incentive Plan, we generally will be able to take a tax deduction of only $1,000,000 or less for that covered employee’s compensation for the year, regardless of the amount of compensation recognized by such covered employee from the Award or otherwise.

The 2018 Share Incentive Plan is intended to avoid the application of taxes under Section 409A and Section 457A of the Code to any participant on account of the grant, vesting, or settlement of awards.

The 2018 Share Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

Participation in the Plan

The grant of awards (if any) that any individual may receive under the 2018 Share Incentive Plan is in the discretion of the Compensation Committee or other committee (of the Board) acting as the administrator of the 2018 Share Incentive Plan and therefore cannot be determined in advance. Our executive officers and non-employee members of the Board have an interest in this proposal because they are eligible to receive discretionary Awards under the Plan. No Awards have yet been granted under the 2018 Share Incentive Plan. If the 2018 Share Incentive Plan had been in effect in 2017, equity awards to non-employee directors, executive officers, and employees would have been the same as were made under the 2014 Plan. For information on equity awards we made in 2017 please see the disclosure under “2017 Non-Employee Director Compensation” below, disclosure under the “Summary Compensation Table” below, and Note 16 of our consolidated financial statement contained in our Annual Report on Form 10-K for the year ended December 31, 2017.

UPON APPROVAL OF THE 2018 SHARE INCENTIVE PLAN BY THE SHAREHOLDERS, THE COMPANY INTENDS TO REGISTER UNDER THE SECURITIES ACT OF 1933 THE 2,500,000 SHARES OF A ORDINARY SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2018 SHARE INCENTIVE PLAN.

Equity Compensation Plan Information

For a discussion of equity compensation plan information, please see the disclosure related to equity compensation under “Equity Compensation Plan Information” below.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual General Meeting will be required to approve the 2018 Share Incentive Plan.

The Board of Directors Recommends voting “For” Proposal Four.

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Board Structure

Since June of 2007, it has been our policy to separate the positions of Chief Executive Officer and Chairman of the Board of Directors. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe that our current policy of having a separate Chairman is the most appropriate for us at this time. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that having a Chairman independent of the Chief Executive Officer, whose sole job is to lead the Board of Directors, allows our Chief Executive Officer, Ms. Valko, to better focus her time and energy on running the day-to-day operations of Global Indemnity. We believe that our Chief Executive Officer and our Chairman have an excellent working relationship and open lines of communication. The Board of Directors believes that Global Indemnity’s current leadership structure does not affect its role in risk oversight of Global Indemnity.

While the full Board of Directors is ultimately responsible for risk oversight, the Board of Directors exercises its risk oversight responsibilities through its committees, which regularly report to the full Board of Directors. Our Enterprise Risk Management Committee addresses enterprise risk matters, the Audit Committee addresses financial reporting risk, the Compensation Committee addresses compensation related matters and the Investment Committee addresses risks related to investing. Finally, our Board of Directors regularly meets with members of the senior management team at quarterly meetings of the Board of Directors, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate. For a further discussion, see “Board Committees” below.

Our Board of Directors has determined that Seth J. Gersch, Joseph W. Brown, David J.W. Bruce, Raphael L. de Balmann, John H. Howes, Jason B. Hurwitz, Bruce R. Lederman, and Arie Rashkes are independent as defined by applicable NASDAQ Listing Rules and SEC rules. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the oversight of our Board of Directors by the non-executive Chairman, benefits us and our shareholders.

Meetings and Independence Requirements

Our Board of Directors held four meetings in 2017. In 2017, all of the incumbent members of our Board of Directors attended 75% or more of the total number of meetings of our Board of Directors and the total number of meetings held by committees on which they served that were held during the period for which they were directors and served on such committees.

The Annual General Meeting will be our fifteenth annual general meeting of shareholders. We do not have a policy about directors’ attendance at our annual meeting of shareholders. No director attended our 2017 Annual General Meeting.

Global Indemnity is a “controlled company” as defined in Rule 5615(c)(1) of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Fox Paine & Company. See “Additional Information — Principal Shareholders and Security Ownership of Management.” Therefore, we are exempt from certain requirements of Rule 5605 with respect to (1) having a majority of independent directors on our Board of Directors, (2) having the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) having nominees for director selected or recommended for selection by either a majority of independent directors or a nominating committee composed solely of independent directors.

There are no family relationships among any of our directors or executive officers.

Board Committees

The Board of Directors currently has ten members and the following six committees: Audit; Compensation; Nominating & Governance; Executive; Investment; and Enterprise Risk Management.

Audit Committee

The Audit Committee held four meetings in 2017. The Audit Committee currently consists of Seth J. Gersch, Jason B. Hurwitz, and John H. Howes. Mr. Gersch is currently the Chair of the Audit Committee. Our Board of Directors has determined that Messrs. Gersch, Hurwitz and Howes each qualify as “independent directors” as that term is defined in the NASDAQ Listing Rules and each member of the Audit Committee satisfies the enhanced independent requirements for Audit Committee members under the rules of the SEC and the NASDAQ Listing Rules. Our Board of Directors has also determined that all three members of the Audit Committee are able to read and understand fundamental financial statements as required by the NASDAQ Listing Rules and that Mr. Gersch qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

The principal duties of the Audit Committee are to oversee our accounting and financial reporting processes and the audit of our financial statements, to select and retain our independent auditor, to review with management and our independent auditor our annual financial statements and related footnotes, to review our internal audit activities, to review with our independent auditor the planned scope and results of the annual audit and its reports and recommendations, and to review with the independent auditor matters relating to our system of internal controls.

A copy of our Audit Committee Charter is available on our website at www.globalindemnity.ky.

Compensation Committee

The Compensation Committee held one meeting in 2017. The Compensation Committee currently consists of David J.W. Bruce, Raphael L. de Balmann, John H. Howes, Bruce R. Lederman, and Arie Rashkes, each of whom qualifies as an independent director under the applicable NASDAQ Listing Rules and SEC rules. Mr. Lederman is the Chair of the Compensation Committee.

The primary duties of the Compensation Committee are to formulate, evaluate, and approve the compensation of our executive officers, and to oversee all equity compensation programs including overseeing our policies on structuring compensation programs for executive officers in consideration of limited tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee also reviews and approves any forms of employment contracts, severance arrangements, change in control provisions, and other compensatory arrangements with our executive officers.

The Compensation Committee meets each year in conjunction with regularly-scheduled Board of Directors meetings and as needed at other times. Management participates in meetings at the invitation of the Compensation Committee, providing financial data on which compensation decisions are based, publicly-available compensation data with respect to our competitors, and updates on legal developments affecting compensation. Management may also propose financial targets on which performance will be judged. Generally, at each meeting an executive session is held without members of management present. In the course of its activities, the Compensation Committee may designate or allocate all or any portion of its responsibilities and powers to a subcommittee consisting of one or more of its members.

Further discussion regarding the Compensation Committee’s processes for setting executive compensation is set forth under “Executive Compensation — Compensation Discussion and Analysis — Committee Activities

and Compensation paid to Named Executive Officers with Respect to 2017” and “Our Compensation Philosophy.”

A copy of our Compensation Committee Charter is available on our website at www.globalindemnity.ky.

Nominating & Governance Committee

The Nominating & Governance Committee was formed in September 2017 and replaced the separate Nominating Committee and Governance Committee. Both the Nominating Committee and the Governance Committee held one meeting in 2017. The Nominating & Governance Committee currently consists of Joseph W. Brown, David J.W. Bruce, Saul A. Fox, John H. Howes, Bruce R. Lederman, and Arie Rashkes, each of whom qualifies as an independent director under the applicable NASDAQ Listing Rules and SEC rules, except Mr. Fox. Mr. Howes is Chair of the Nominating & Governance Committee.

The principal duties of the Nominating & Governance Committee are to recommend to the Board the types of backgrounds and other specific qualities or skills that the Committee believes are necessary for a director to possess, to develop, maintain, and recommend to the Board of Directors a set of corporate governance policies for Global Indemnity and for the Board of Directors, assist management in the review of director and officer liability insurance requirements, and oversee evaluations of the Board of Directors and management. Global Indemnity does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but strives to nominate directors with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills, and expertise to oversee Global Indemnity’s businesses.

A copy of our Nominating & Governance Committee Charter is available on our website at www.globalindemnity.ky.

Executive Committee

The Executive Committee currently consists of Saul A. Fox, Seth J. Gersch and Cynthia Y. Valko. Mr. Fox is Chair of the Executive Committee. The Executive Committee has the authority between meetings of the full Board of Directors to exercise the powers of the Board of Directors as permitted by applicable law and listing standards, other than those reserved for other committees or the full Board of Directors.

A copy of our Executive Committee Charter is available on our website at www.globalindemnity.ky.

Investment Committee

The Investment Committee currently consists of Joseph W. Brown, Raphael L. de Balmann, Saul A. Fox, Jason B. Hurwitz, Bruce R. Lederman, and Seth J. Gersch. Mr. de Balmann is the Chair of the Investment Committee. The principal duties of the Investment Committee are to establish and review our investment guidelines and to review our investments to ensure compliance with our investment guidelines.

A copy of our Investment Committee Charter is available on our website at www.globalindemnity.ky.

Enterprise Risk Management Committee

The Enterprise Risk Management Committee currently consists of Joseph W. Brown, David J.W. Bruce, Raphael L. de Balmann, Saul A Fox, Jason B. Hurwitz, and Arie Rashkes. Mr. Brown is the Chair of the Enterprise Risk Management Committee. The principal duties of the Enterprise Risk Management Committee are to periodically report to the Board of Directors regarding material risks to the Company’s capital base, liquidity, information technology, operations, issues which might affect the Company’s credit or other market ratings and to establish a set of key risk indicators against which to measure heightened or decreased risks based upon information and determinations of Company management.

A copy of our Enterprise Risk Management Committee Charter is available at www.globalindemnity.ky.

Shareholder Nominations to our Board of Directors and Other Shareholder Communications

Under our Articles of Association, Fox Paine & Company, our controlling shareholder, has the right to appoint nine of our ten current directors and six of our seven current director nominees, equal in aggregate to the pro rata percentage of the voting shares beneficially held by Fox Paine & Company of Global Indemnity for so long as Fox Paine & Company holds an aggregate of 25% or more of the voting power in Global Indemnity. Recommendations for director nominees should be sent to the Nominating & Governance Committee c/o Global Indemnity Limited, 27 Hospital Road, George Town Grand Cayman, KY1-9008, Cayman Islands, Attn: Walker’s Global or e-mailed to info@globalindemnity.ky.

Our Board of Directors also has implemented a process whereby shareholders may send communications directly to its attention. Any shareholders desiring to communicate with our Board of Directors as a group, or one or more specific members of our Board of Directors, should communicate in writing addressed to the specified names c/o Global Indemnity Limited, 27 Hospital Road, George Town Grand Cayman, KY1-9008, Cayman Islands or e-mailed to info@globalindemnity.ky. Emails addressed to the Board of Directors will be forwarded, as appropriate, to the Board of Directors.

Executive Sessions

At least twice a year, the independent directors meet in executive session.

Code of Business Conduct and Ethics

On January 26, 2004, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of the directors, officers, and employees of Global Indemnity and its subsidiaries. A copy of our Code of Business Conduct and Ethics is available on our website at www.globalindemnity.ky. Within the time period specified, and to the extent required, by the SEC and the NASDAQ Listing Rules, we will post on our website any amendment to our code of Business Conduct and Ethics and any waiver applicable to our principal executive officer, principal financial officer or principal accounting officer.

DIRECTOR COMPENSATION

General

The form and amount of non-employee director compensation is determined by the Board of Directors. Our directors that are also employees of the Company are not separately compensated for their service as directors, including Cynthia Y. Valko, our Chief Executive Officer. We believe that director compensation should not only be competitive within the insurance industry, but also fair and reasonable in light of our directors’ background and experiences, as well as the overall time, effort, and complexity involved in carrying out their responsibilities as directors.

To align the objectives of our directors and our shareholders, as well as to retain directors for an extended period, our non-employee directors receive annual retainers for serving on the Board of Directors and each committee payable in cash and in restricted A ordinary shares. The annual retainers are apportioned between Global Indemnity Group, Inc. and Global Indemnity Limited based upon the services rendered to our US insurance operations and our non-U.S. corporate operations, respectively. The number of restricted A ordinary shares to be issued to a director under the 2014 Share Incentive Plan and, upon shareholder approval, under the 2018 Share Incentive Plan, is determined by dividing the amount of compensation to be issued by the closing market price of our A ordinary shares on NASDAQ on the last business day of the calendar quarter in which the compensation was earned.

Restricted A ordinary shares issued to directors vest over a rolling 24 month period. Restricted A ordinary shares received may not be transferred, sold or otherwise disposed of unless and until (1) there is a change in control of Global Indemnity, (2) such director passes away, or (3) 24 months have elapsed since the date the director ceased to serve on the Board of Directors. Restricted A ordinary shares are subject to forfeiture upon a director’s breach of confidentiality, or if within 24 months following a director’s departure from the Board of Directors, the director becomes associated with a property and casualty company that at the time of association or during the restriction period competes with us.

These restrictions on transfer, sale and disposition are designed to ensure that our directors maintain a long-term perspective when overseeing our operations.

Retainer and Fee Schedule

Each non-employee director is required to elect a percentage of their annual retainer to be paid in Restricted A ordinary shares and a percentage of their annual retainer to be paid in cash. This election remains in effect and may be changed upon five days’ prior written notice by the non-employee director.

Non-employee directors who elect to receive 100% of their retainer for services rendered to Global Indemnity Limited and Global Indemnity Group, Inc. in Restricted A ordinary shares have their compensation increased in cash to provide a gross-up for taxes. Those non-employee directors who do not elect to receive 100% of their retainer for Board services rendered to Global Indemnity Limited and Global Indemnity Group, Inc. in Restricted A ordinary shares do not receive the additional cash payment and do not have their compensation grossed-up for taxes.

Each director has elected to receive 100% of their retainer for services rendered in Restricted A ordinary shares, except Mr. Rashkes who elected to receive 50% of his retainer for services rendered in Restricted A ordinary shares and 50% of his retainer for services rendered in cash. The Company and Mr. Fox have agreed to defer the vesting of Mr. Fox’s Restricted A ordinary shares granted for services rendered to Global Indemnity Limited and Global Indemnity Group, Inc. until the earlier of a change in control of the Company or January 1, 2024.

The amount of the annual retainer each non-employee director was eligible to receive for service in fiscal year 2017 was: (1) $80,000 for the Chairman; (2) $37,500 for all non-employee directors (other than the Chairman); (3) an additional $8,500 for each continuous year served as a non-employee director (“Tenure Bonus”); (4) an additional $45,000 for the non-employee director who chairs the Audit Committee; (5) an additional $20,000 for non-employee directors who serve on the Audit Committee in a capacity other than Chairperson; (6) an additional $30,000 for the non-employee director who chairs the Investment Committee; (7) an additional $15,000 for non-employee directors who serve on the Investment Committee in a capacity other than Chairperson; (8) an additional $22,500 for the non-employee director who chairs the Compensation Committee; (9) an additional $11,250 for non-employee directors who serve on the Compensation Committee in a capacity other than Chairperson; (10) an additional $80,000 for the non-employee director who chairs the Executive Committee; (11) an additional $40,000 for non-employee directors who serve on the Executive Committee in a capacity other than Chairperson; (12) an additional $30,000 for the non-employee director who chairs the Enterprise Risk Committee; (13) an additional $15,000 for non-employee directors who serve on the Enterprise Risk Committee in a capacity other than Chairperson; (14) an additional $20,000 for the non-employee director who chairs the Nominating & Governance Committee; and (15) an additional $10,000 for the non-employee directors who serves on the Nominating & Governance Committee in a capacity other than Chairperson. The annual retainer for the separate Nominating Committee and separate Governance Committee prior to September 2017 was the same as the annual retainer for the Nominating & Governance Committee.

All non-employee directors are eligible to receive reimbursement for their reasonable business related expenses and reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and its Committees. Non-employee directors do not receive attendance fees for meetings.

Non-employee directors forfeit 12.5% of their yearly retainer and tenure bonus for each absence at an in-person meeting of the Board of Directors and will forfeit $5,000 of their yearly retainer and tenure bonus for each non-participation in a telephonic meeting of the Board of Directors.

2017 Non-Employee Director Compensation

The following table provides compensation information for fiscal year 2017 for each current and former non-employee director of our Board of Directors.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Saul A. Fox	—	352,477	—	—	—	620,815	973,292
Joseph W. Brown	—	100,378	—	—	—	123,797	224,175
David J.W. Bruce	—	21,833	—	—	—	17,843	39,676
Stephen A. Cozen	—	—	—	—	—	4,388	4,388
James W. Crystal	—	—	—	—	—	12,342	12,342
Raphael L. de Balmann	—	121,581	—	—	—	169,439	291,020
Seth J. Gersch	—	218,655	—	—	—	316,596	535,251
John H. Howes	—	139,229	—	—	—	158,145	297,374
Jason B. Hurwitz	—	25,788	—	—	—	28,152	53,940
Chad A. Leat	—	—	—	—	—	588	588
Bruce R. Lederman	—	105,515	—	—	—	147,136	252,651
Larry N. Port	—	—	—	—	—	7,703	7,703
Arie Rashkes	10,942	10,895	—	—	—	—	21,837

(1)

Mr. Cozen served as a director until December 31, 2015. Mr. Crystal served as a director until July 24, 2016. Mr. Leat served as a director until May 27, 2015. Mr. Port served as a director until July 28, 2016.

Messrs. Bruce’s, de Balmann’s, and Rashkes’ director terms expire at the 2018 Annual General Meeting and are not nominated for reelection.

(2)

Represents the aggregate grant date fair value of share-based compensation granted in 2017 as calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718) (“Topic 718”). See Note 16 of our consolidated financial statement contained in our Annual Report on Form 10-K for the year ended December 31, 2017 regarding assumptions underlying the valuation of equity awards. The grant date fair value for each equity award granted during 2017 is set forth below for each non-employee director:

Service Period to which Grant Relates	1st Quarter 2017	2nd Quarter 2017	3rd Quarter 2017	4th Quarter 2017	Total
Grant Date	3/31/2017	6/30/2017	9/29/17	12/29/2017
Director
Saul A. Fox	$87,064	$87,465	$88,234	$89,713	$352,477
Joseph W. Brown	$25,904	$26,557	$20,352	$27,565	$100,378
David J.W. Bruce	$—	$—	$2,756	$19,077	$21,833
Raphael L. de Balmann	$30,907	$31,481	$31,291	$27,901	$121,581
Seth J. Gersch	$53,886	$54,394	$54,950	$55,424	$218,655
John H. Howes	$34,679	$35,319	$35,362	$38,868	$139,229
Jason B. Hurwitz	$—	$—	$3,625	$22,523	$25,788
Bruce R. Lederman	$25,442	$27,178	$27,221	$25,674	$105,515
Arie Rashkes	$—	$—	$1,357	$9,539	$10,895

Totals	$257,883	$262,395	$264,788	$311,284	$1,096,351

(3)

The aggregate number of outstanding, unvested restricted A ordinary shares for each our current non-employee directors as of December 31, 2017 are: Mr. Fox — 45,291; Mr. Brown — 5,643; Mr. Bruce — 519; Mr. de Balmann — 6,577; Mr. Gersch — 12,150; Mr. Howes — 7,336; Mr. Hurwitz — 613; Mr. Lederman — 5,483; and Mr. Rashkes — 259. These shares were issued for services, if any, rendered from the first quarter of 2013 through the fourth quarter of 2017.

(4)	Represents the accrued tax gross-up on restricted A ordinary shares received for services rendered to Global Indemnity Group, Inc.

EXECUTIVE OFFICERS

Set forth below is certain biographical information with respect to the executive officers of Global Indemnity who do not also serve on our Board of Directors or on the board of directors of Global Indemnity Re. The biography for Ms. Valko, our Chief Executive Officer, is set forth above under the caption “Nominees for Director” in Proposal One (g) and the biography for Mr. Green, the President of Global Indemnity Re, is set forth above under Proposal Three (a) — Election of Directors and Alternate Directors. In this Proxy Statement, the terms Global Indemnity Group and Global Indemnity’s US operations include the insurance and related operations conducted by United National Insurance Company, American Insurance Adjustment Agency, Inc., American Reliable Insurance Company, Diamond State Insurance Company, J.H. Ferguson and Associates, LLC, Collectibles Insurance Services, LLC, Global Indemnity Insurance Agency, LLC, U.S. Insurance Services, Inc., Penn-America Insurance Company, Penn-Star Insurance Company and Penn-Patriot Insurance Company.

Thomas M. McGeehan, 60, has served as our Executive Vice President — Finance and Chief Financial Officer since August 2011. From December 2009 until August 2011, Mr. McGeehan was our Senior Vice President and Chief Financial Officer. From May 2008 to December 2009, Mr. McGeehan was our Interim Chief Financial Officer. Prior to that, Mr. McGeehan served as United America Indemnity, Ltd.’s Corporate Controller beginning in September 2005. He joined Global Indemnity’s predecessor companies in May 2001 as vice president and controller from Colonial Penn Insurance Company, a subsidiary of General Electric Financial Assurance, where he worked from 1985 until 2001, ultimately serving as assistant vice president finance / marketing & accounting. Mr. McGeehan received a Bachelor’s of Business Administration from Temple University; a Master of Business Administration from La Salle University; and a Master of Taxation from Villanova University.

William J. Devlin, Jr., 62, has served as Executive Vice President, Personal Lines and Agriculture since March 2017. From January 2012 to March 2017 he served as Executive Vice President and Chief Operations and Claims Officer of Global Indemnity’s US operations. From October 2007 through December 2011, Mr. Devlin served as Senior Vice President – Claims. Mr. Devlin was Vice President – Litigation Management from October 2005 to October 2007. From 1998 through October 2005, Mr. Devlin served as the managing attorney of the St. Paul Travelers Companies, a provider of property and casualty insurance. Mr. Devlin served as the managing attorney for the Philadelphia area offices of USF&G, an insurance company, from 1993 through its acquisition by St. Paul Travelers in 1998. Previously, Mr. Devlin worked for the law firms Clark, Ladner, Fortenbaugh & Young and Montgomery, McCracken, Walker & Rhoads, LLP. Mr. Devlin began his career in 1984 serving as a law clerk to the Honorable James McGirr Kelly in the United States District Court for the Eastern District of Pennsylvania. He received his B.B.A. in Accounting from Temple University and his J.D. from Temple University School of Law.

Matthew B. Scott, 58, has served as Executive Vice President, Commercial Lines since March 2017. From January 2012 to March 2017 he served as Executive Vice President and Chief Marketing Officer of Global Indemnity’s US operations. From July 2010 through December 2011, he was President of United National Group and from June 2009 through December 2011, he was President of Penn-America Group. From April 2008 through June 2009, Mr. Scott was the Senior Vice President of Casualty Brokerage of Diamond State Group. From October 2007 through April 2008, Mr. Scott was Vice President of Business Development of Diamond State Group. Previously, Mr. Scott served as an executive in the Strategic Markets Unit of White Mountains’ subsidiary, OneBeacon Insurance Company. Mr. Scott began his career in 1986 at Sigel Insurance Group, where he was ultimately appointed vice president, sales. In 1998, Mr. Scott joined CGU Insurance Company as vice president, specialty business development. CGU Insurance Company was acquired by White Mountains Insurance Group in 2001. Mr. Scott previously served on the board of American Centennial Insurance Company, a White Mountains company. He received his Bachelor of Arts from Franklin & Marshall College and his Master of Science in Insurance Management from Boston University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis focuses on the compensation of the executive officers listed in the Summary Compensation Table that follows (our “named executive officers”). Our named executive officers for 2017 were Cynthia Y. Valko, Chief Executive Officer, Global Indemnity Limited; Thomas M. McGeehan, Chief Financial Officer and Executive Vice President — Finance, Global Indemnity Limited; William J. Devlin, Jr., Executive Vice President, Personal Lines and Agriculture; Matthew B. Scott, Executive Vice President – Commercial Lines; and Stephen Green, President of Global Indemnity Re.

The following is a discussion of our objectives and philosophies regarding executive officer compensation, as well as the actions taken in 2017 and the compensation awarded to, earned by, or paid to our named executive officers with respect to 2017 performance.

Committee Activities and Compensation Paid to Named Executive Officers With Respect to 2017

The Compensation Committee met one time in 2017. Actions of the Compensation Committee included approving the executive officers’ 2017 salaries and bonus incentive opportunities. The Compensation Committee or the Board of Directors, after consulting with our Chief Executive Officer (except with respect to matters relating to the Chief Executive Officer), has approved the compensation and the employment agreements and arrangements for all of our named executive officers. Following the fiscal year, the Compensation Committee also typically conducts an annual review of the performance of our named executive officers and did so in early 2018 with respect to performance for 2017.

The Compensation Committee approves all grants of equity compensation to our named executive officers and determines the size of the grants as it deems appropriate to achieve the goals as described below and establishes the time or times at which equity will be awarded. With respect to stock options, the Compensation Committee sets the exercise price per share at the closing price of our shares on the date of grant.

Our Compensation Philosophy

Our primary goals in structuring compensation opportunities for our named executive officers are: (1) fostering achievement of corporate performance objectives; (2) recognizing executives’ contributions to corporate success; and (3) attracting and retaining quality professionals. We apply a consistent compensation philosophy for all named executive officers. This philosophy is based on the premise that our achievements result from the coordinated efforts of all employees, including our named executive officers, working toward our business objectives. The Compensation Committee designed and refines the executive compensation program to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of shareholders and by rewarding executives for achieving corporate and individual objectives.

We have entered into employment agreements or arrangements with our named executive officers, as described in more detail below following the Summary Compensation Table. These agreements and arrangements are important to the future of our business because our success depends, in significant part, upon the individual employees who represent us in dealings with our producers and the investment community, execute our business strategy, and identify and pursue strategic opportunities and initiatives. We believe that such agreements and arrangements are helpful in providing our executives with some comfort regarding their duties and compensation. For some executives, our employment agreement and arrangements contain restrictive covenants with respect to competitive activity, non-solicitation, and confidentiality during and following the executives’ employment with us. These covenants are particularly important in protecting our interests in what is an intensely competitive industry in which leveraging the personal relationships of our executives is critical to our success. The employment agreements and arrangements also dictate the level and extent to which the executives receive post-termination compensation.

Generally, we structure our total compensation packages for our named executive officers to be competitive with respect to compensation paid by our peer companies to their executives. Three industry compensation surveys were used in 2016 that were not specifically prepared for us. The following companies participated in those surveys: Allied World Assurance Company, Inc. US, Amica Mutual Insurance Company, Argo Group International Holdings, LTD., Aspen Specialty Insurance Company, Baldwin & Lyons, Inc., Crum & Forster, Employers Mutual Casualty Company, FBL Financial Group, Inc., FCCI Insurance Group, James River Insurance Company, Hallmark Insurance Company, Homesite Insurance, Ironshore, Inc., Markel Corporation, Navigators Management Company, Philadelphia Insurance Companies, PMA Companies, RLI Corp., Safety Insurance Company, Selective Insurance Company of America, Sentry Insurance, State Auto Insurance Company, Swiss Re, The Main Street America Group, Utica National Insurance Group, Westfield Insurance, and Zenith National Insurance Corporation (collectively the “Peer Group”). We believe that use of such peer and competitor comparison provides a suitable basis for addressing and balancing between the competitive nature of our business and the attendant need to recruit and retain talented executives by providing competitive compensation against the Compensation Committee’s strong desire to ensure that our executives do not receive excessive compensation in relation to their peers or disproportionate to their contributions to our long-term success and shareholder value. However, we do not target any specific percentile in relation to such Peer Group with respect to any element of executive compensation. We believe that our emphasis on performance and shareholder return with a long-term perspective may result in compensation opportunities that differentiate our practices from those of our peers. In short, our compensation program has been structured so that our executives will be well compensated if, and only if, they create value for our shareholders over a period of several years.

Key Elements of Compensation

We use two primary components of executive compensation to satisfy our compensation objectives: base salary, which is provided to recognize our executive officers’ day-to-day contributions and performance-based incentive opportunities that include both a long-term equity incentive component payable in equity awards and annual bonus incentives payable in cash. The Compensation Committee uses base salary to compensate executives at salary levels that are competitive with and comparable to the levels used by other companies within our Peer Group, but does not target any specific percentiles.

Our performance-based incentive opportunities generally are designed to motivate executives to focus on the performance of the division, subsidiary, or unit for which they have primary responsibility. In the first quarter of each year, our Compensation Committee establishes the performance objectives that must be met during the applicable performance period for a named executive officer to earn the incentive compensation. These performance objectives reflect each executives responsibilities and a day-to-day emphasis on generating profits. If the incentive bonuses are earned, a portion will be paid in cash and the remaining portion in restricted shares.

We pay out a portion of these incentive opportunities in the form of equity awards because we believe that short-term results do not, by themselves, accurately reflect the performance of a company in our industry or the return realized by our shareholders. These equity awards generally vest pro-rata over three or four years as described below and unless otherwise indicated in the applicable employment agreement or arrangement, vesting is subject to continued employment or the Board of Directors discretion. Equity awards are an important component of our compensation policies and are designed to motivate recipients to act from the perspective of a long-term owner. We believe that providing our named executive officers with equity ownership: (1) serves to align the interests of our named executive officers with shareholders by creating a direct link between compensation and long-term shareholder return, (2) creates a significant, long-term interest in our success and (3) aids in the retention of key executive officers in a competitive market for executive talent. We further believe that the allocation between cash and equity awards with respect to the annual bonuses earned provides both an incentive for the named executive officer to continue to perform at a high level and to reward the named executive officer for their performance during an applicable performance period. All equity grants to our named executive officers are made under our current share incentive plan. See Proposal 4 regarding a new 2018 Share Incentive Plan being submitted for shareholder approval.

From time to time, we may grant additional equity awards or other forms of compensation, such as in connection with an executive officer’s hire or promotion. With respect to new hire or promotion equity awards, in order to promote our goals of attracting and retaining talented executives, the awards usually vest over certain periods of time subject to continued employment in good standing, with vesting contingent in certain instances on the attainment of performance goals as described above. Equity awards that are made upon an executive’s commencement of employment may also be contingent on the executive’s purchase of restricted stock to ensure that the executive is a shareholder with a significant personal investment in Global Indemnity.

As described below under “Employment Agreements,” Ms. Valko received options to acquire our A ordinary shares in connection with the commencement of her employment and the entering into of new employment agreements in 2014 and 2018. Options under each agreement vest annually pro-rata over three years and/or subject to certain Board of Director approved performance targets.

Base Salary

The Compensation Committee uses base salary to compensate executives at salary levels that are competitive with and comparable to the levels used by other companies within our Peer Group, but does not target any specific percentiles. The Compensation Committee reviews base salaries on an annual basis to determine whether such salaries remain competitive relative to the Peer Group, and whether any adjustments would be appropriate based on other relevant factors. Base salaries for our named executive officers were initially set in the executives’ employment agreements or arrangements with us and have been increased in subsequent years in connection with merit increases, which generally relate to individual past performance, enhanced professional responsibilities and the review of Peer Group compensation. In setting the Chief Executive Officer’s base salary and in evaluating the Chief Executive Officer’s recommendations for the base salaries of the other named executive officers, the Compensation Committee generally weighs a variety of factors, including individual past performance, potential for future successful performance with us, level and scope of responsibility and relative fairness among our executive officers. The Compensation Committee reviewed and approved executive base salaries in February 2017.

Incentive Opportunities

For 2017, Ms. Valko was provided an opportunity to earn a cash bonus based on the combined ratio and gross written premiums in our Commercial Lines, Personal Lines, and Reinsurance Operations as well as the expense management and service quality provided by our support services and an equity bonus based on Global Indemnity’s overall combined ratio and gross written premiums. Mr. McGeehan was provided an opportunity to earn a cash bonus based on Global Indemnity’s overall combined ratio and gross written premiums, expense management and service quality provided by our support services and an equity bonus based on Global Indemnity’s overall combined ratio and gross written premiums. Mr. Scott was provided an opportunity to earn a cash bonus based on the combined ratio and gross written premiums of our Commercial Lines Operations and an equity bonus based on Global Indemnity’s overall combined ratio and gross written premiums. Mr. Devlin was provided an opportunity to earn a cash bonus based on the combined ratio and gross written premiums of our Personal Lines Operations and an equity bonus based on Global Indemnity’s overall combined ratio and gross written premiums. Mr. Green was provided an opportunity to earn a cash bonus based on the combined ratio and gross written premiums of our Reinsurance Operations and an equity bonus based on Global Indemnity’s overall combined ratio and gross written premiums. As described below, the amounts of the annual bonuses payable to our named executive officers are dependent, in large measure, on our performance in relation to performance targets. The extent to which actual performance exceeds or falls short of target performance directly results in a corresponding increase or decrease in the bonus amounts payable.

The criteria for our annual bonus incentives for 2017 related to certain objective performance goals that included gross written premium, the combined ratio, expense management, and support services provided as well as individual performance expectations. Gross written premiums is a financial measurement that is generally viewed in the insurance industry as an indicator of revenue and growth. The combined ratio is the ratio of the sum of losses, acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is a financial measure that is generally viewed in the insurance industry as an indicator of underwriting profitability. Generally a lower combined ratio equates to greater profitability.

Target Incentives Under Employment Agreements

Ms. Valko’s 2014 employment agreement, as defined below in “Employment Agreements and Arrangements”, sets a yearly target bonus opportunity of not less than $600,000, which is payable 50% in cash and 50% in restricted shares. For 2017, the Compensation Committee set Ms. Valko’s target bonus opportunity at $750,000. Ms. Valko’s yearly bonus payment is based on achieving underwriting income, premium volume, such as gross written premium, and underwriting profitability targets, such as combined ratio, as established yearly by the Compensation Committee, and subject to a truing up as described below. Restricted share awards vest one-third per year over three years, subject to an accident year true-up of bonus year underwriting results as of the third anniversary of the stock award. The yearly bonus opportunity is subject to continued employment.

On March 6, 2018 we entered into a Chief Executive Agreement (the “2018 Employment Agreement”) with Ms. Valko. Under the 2018 Employment Agreement, Ms. Valko is eligible to receive a cash Return on Equity Bonus of up to $600,000 for each fiscal year of the 2018 Employment Agreement that Ms. Valko served as the CEO (the “ROE Bonus”). Ms. Valko is eligible to receive a preliminary ROE Bonus (the “Preliminary ROE Bonus”) for each such fiscal year if Global Indemnity’s return on equity percentage for such fiscal year exceeds 85% of the targeted return on equity percentage (as established by the Company’s Compensation Committee) for such fiscal year. If Ms. Valko is still employed and in good standing through the date of payment she will receive 50% of the Preliminary ROE Bonus, payable no later than April 1 of the calendar year immediately following the year to which such Preliminary ROE Bonus relates. Global Indemnity will retain the remaining 50% unpaid balance of the Preliminary ROE Bonus, which will be paid to Ms. Valko within 90 days after the end of the third full calendar year following a Bonus Year (as defined in the 2018 Employment Agreement), regardless of Ms. Valko’s then-current employment status with the Company, but subject to adjustment based on an actuarial assessment of incurred but not reported underwriting losses and loss adjustment expenses and actual underwriting losses and loss adjustment expenses.

Additionally, under the 2018 Employment Agreement, Ms. Valko is eligible to receive an annual cash Performance Incentive Bonus of up to $200,000, based on an assessment of her performance during the Bonus Year (as defined by the 2018 Employment Agreement) by the Company’s Compensation Committee, in its sole discretion, based upon the assessment of the Company’s Chairman of the Board of Directors, in his sole discretion.

Under their employment agreements, Messrs. McGeehan and Devlin are eligible to receive cash and equity bonus awards under criteria developed annually by the Board of Directors and Compensation Committee. Mr. Scott has a bonus target in his employment agreement, but the performance criteria is established annually by our Board of Directors and the Compensation Committee. Mr. Scott’s bonus target for 2017 was the same as the targets developed by the Board of Directors and Compensation Committee for our Commercial Lines Operations for 2017.

Under his employment arrangement, Mr. Green is eligible to receive a cash and equity bonus under criteria developed annually by the Board of Directors and Compensation Committee. Awards are based on Global Indemnity Re’s results, including but not limited to, premium, income, loss ratio and expense ratio. The employment agreement for Mr. Green is structured so that the cash component target is 50% of Mr. Green’s annual base salary and the restricted share component target value is 50% of Mr. Green’s annual base salary or structured as determined by the Company and the overall results of both Global Indemnity Re and the Company. 50% of a restricted share award vests ratably over three years. The remaining 50% of a restricted share award is subject to re-measurement of the combined ratio of Global Indemnity Re, excluding corporate expenses, three years after the grant. To qualify for the award, the combined ratio of Global Indemnity Re, excluding corporate expenses cannot be greater than that originally presented to and approved by the Board of Directors. Such vesting will occur no later than March 15th of the re-measurement year.

Cash Bonus Opportunity

Performance Objectives and Target Cash Bonuses

Ms. Valko was eligible for a cash bonus target of $375,000 upon the achievement by Global Indemnity of gross written premiums in 2017 between $520.0 million and $600.0 million with a target of $547 million, a combined ratio in 2017 between 101.3% and 97.3% or less with a target of 99.3%,.

Mr. McGeehan was eligible for a cash bonus between $160,000 and $248,000 with a target of $200,000 upon the achievement by Global Indemnity of gross written premiums in 2017 between $520.0 million and $600.0 million with a target of $547 million, a combined ratio in 2017 between 101.3% and 97.3% or less with a target of 99.3%, the achievement of certain expense management goals in 2017, and the achievement in 2017 of certain service quality goals. The gross written premium criteria is weighted between 16% if the minimum gross written premium amount is achieved and 24% if the maximum gross written premium amount is achieved, with a 20% weight if the target gross written premium amount is met. The combined ratio criteria is weighted between 16% if the minimum combined ratio is achieved and 24% if the maximum combined ratio is achieved or exceeded, with a 20% weight if the target combined ratio is met. The expense management criteria is weighted between 24% if the minimum expense management goals are met and 36% if the maximum expense management goals are met or exceeded, with a 30% weight if the target expense management goal is met. The service quality goal is weighted between 24% if the minimum service quality goals are met and 36% if the maximum service quality goals are met or exceeded, with a 30% weight if the target service quality goal is met. Actual performance results between the specified goal ranges are subject to interpolation and adjustment outside of the ranges based on individual performance.

Mr. Scott was eligible for a cash bonus between $140,000 and $210,000 with a target of $175,000 upon the achievement by our Commercial Lines Operations of gross written premiums in 2017 between $216.3 million and $245.3 million with a target of $223.0 million and a combined ratio in 2017 between 101.1% and 97.1% or less with a target of 99.1%. The gross written premium criteria is weighted between 27% if the minimum gross written premium amount is achieved and 42% if the maximum gross written premium amount is achieved, with a 35% weight if the target gross written premium is met. The combined ratio criteria is weighted between 53% if the minimum combined ratio is achieved and 78% if the maximum combined ratio is achieved or exceeded, with a 65% weight if the combined ratio target is met. Actual performance results between the specified goal ranges are subject to interpolation and adjustment outside of the ranges based on individual performance.

Mr. Devlin was eligible for a cash bonus between $140,000 and $210,000 with a target of $175,000 upon the achievement by our Personal Lines Operations of gross written premiums in 2017 between $260.1 million and $295.0 million with a target of $268.2 million and a combined ratio in 2017 between 101.9% and 97.9% or less with a target of 99.9%. The gross written premium criteria is weighted between 27% if the minimum gross written premium amount is achieved and 42% if the maximum gross written premium amount is achieved, with a 35% weight if the target gross written premium is met. The combined ratio criteria is weighted between 53% if the minimum combined ratio is achieved and 78% if the maximum combined ratio is achieved or exceeded, with a 65% weight if the combined ratio target is met. Actual performance results between the specified goal ranges are subject to interpolation and adjustment outside of the ranges based on individual performance.

Mr. Green was eligible for a cash bonus between $120,000 and $180,000 with a target of $150,000 upon the achievement by our Reinsurance Operations of gross written premiums in 2017 between $52.4 million and $59.4 million with a target of $54.0 million and a combined ratio in 2017 between 95.2% and 91.2% or less with a target of 93.2%. The gross written premium criteria is weighted between 24% if the minimum gross written premium amount is achieved and 36% if the maximum gross written premium amount is achieved, with a 30% weight if the target gross written premium is met. The combined ratio criteria is weighted between 56% if the minimum combined ratio is achieved and 84% if the maximum combined ratio is achieved or exceeded, with a 70% weight if the combined ratio target is met. Actual performance results between the specified goal ranges are subject to interpolation and adjustment outside of the ranges based on individual performance.

Performance Results

Ms. Valko did not receive a cash bonus as Global Indemnity’s gross written premiums for 2017 were $517.7 million which was below the $520.0 million minimum and the combined ratio was 115.2%, which was higher than 101.3% minimum.

While Global Indemnity did not meet its gross written premium or combined ratio minimum goals, Mr. McGeehan received a cash bonus based on expense management and service quality goals being above the minimum goal, but below target, Commercial Lines Operations achieving a combined ratio of 98.4%, and personal performance criteria not measured by gross written premiums, combined ratio, expense management, or service quality.

While our Commercial Lines did not meet their gross written premium minimum goals, Mr. Scott received a cash bonus based on our Commercial Lines Operations achieving a combined ratio of 98.4% and that Commercial Lines Operations’ gross written premiums of $212.5 million in 2017 were 12.7% higher than gross written premiums in 2016.

Mr. Devlin was not eligible for a cash bonus as the Personal Lines Operations’ gross written premium was $250.0 million and the combined ratio was 112.2%. He received a discretionary cash bonus in order to provide a continued incentive for future performance and to recognize personal performance not measured by gross written premium and combined ratio.

While our Reinsurance Operations met its gross written premium target by writing $53.9 million of gross written premium, Mr. Green did not receive a cash bonus as the combined ratio of our Reinsurance Operations was 112.2%, which was above the 95.2% minimum.

The following table sets forth the amount of cash bonus paid to each of our named executive officers on March 16, 2018, for 2017 performance:

Named Executive Officer	2017 Cash Bonus Amount Earned
Cynthia Y. Valko	$0
Thomas M. McGeehan	$125,000
Matthew B. Scott	$150,000
William J. Devlin, Jr.	$75,000
Stephen Green	$0

Equity Bonus Opportunity

Performance Objectives and Target Equity Bonuses

Ms. Valko and Messrs. McGeehan, Scott, Devlin, and Green were eligible for an equity bonus with the same ranges and targets discussed in “Cash Bonus Opportunity” above if Global Indemnity had $548.5 million or more in gross written premiums in 2017 and if Global Indemnity’s combined ratio in 2017 was between 101.3% and 97.3% with a target of 99.3%.

Performance Results

Ms. Valko and Messrs. McGeehan, Scott, Devlin, and Green were not eligible to receive an equity bonus as Global Indemnity’s gross written premiums in 2017 were $517.7 million, which was below the $548.5 million target and Global Indemnity’s in 2017 was 115.2%, which was above the minimum of 101.3%. However, to provide continued incentive the Compensation Committee determined to award Mr. McGeehan a discretionary equity bonus with a value of $125,000, Mr. Scott a discretionary equity bonus with a value of $120,000, and Mr. Devlin a discretionary equity bonus with a value of $100,000. Ms. Valko and Mr. Green did not receive an equity bonus.

The following table sets forth the number of restricted A ordinary shares granted to each of our named executive officers for 2017 performance:

Named Executive Officer	Number of Restricted A Ordinary Shares Granted
Cynthia Y. Valko	0
Thomas M. McGeehan	2,974
Matthew B. Scott	2,855
William J. Devlin, Jr.	2,379
Stephen Green	0

Fifty percent of Messrs. McGeehan’s, Scott’s, and Devlin’s restricted share awards vest ratably over three years on January 1, 2019, January 1, 2020, and January 1, 2021. The remaining fifty percent of the restricted share awards vest after a re-measurement of Global Indemnity’s 2017 combined ratio, three years after the grant by an independent actuary. The shares will vest if the re-measured combined ratio is not greater than the original 2017 combined ratio.

Other Equity Awards

Ms. Valko received 300,000 options (“Tranche 3 Options”) on March 6, 2018 to buy Global Indemnity A Ordinary Shares with an exercise price of $50.00 per share. Tranche 3 Options vest 1/3 on December 31 of 2018, 2019 and 2020, if Ms. Valko remains employed and in good standing as of such date. Tranche 3 Options expire on the earlier of December 31, 2027 and 90 calendar days after Ms. Valko is neither employed by Global Indemnity nor a member of the Board of Directors. In 2014, Ms. Valko was granted 300,000 options to buy Global A Ordinary Shares (“Tranche 2 Options”). The Tranche 2 Options will vest on each December 31 of 2018, 2019 and 2020 in an amount based on Ms. Valko’s attainment of return on equity criteria in her 2018 Employment Agreement.

In connection with equity awards granted for our annual bonus incentives, eligible named executive officers are awarded unvested shares on the achievement of current year gross written premium, combined ratio, and other targets. Three years after the accident year, an independent actuary re-measures the results. If the re-measured results are at least equal to or better than the results originally awarded and the named executive officer is currently employed with us and in good standing, the shares vest. In certain circumstances if the results are significantly better than the original results additional, vested shares may be awarded in the Compensation Committee’s discretion.

In early 2018, a re-evaluation of the 2014 accident year performance as of December 31, 2017 occurred. Based on an independent actuarial re-measurement of 2014 the combined ratio improved from 94.5% to 89.7%. On March 4, 2018, as a result of the significant improvement in the combined ratio, Messrs. McGeehan, Scott, and Devlin received additional equity bonuses for 2014 accident year performance. Mr. McGeehan was awarded 1,420 fully vested shares A ordinary shares; Mr. Scott was awarded 790 fully vested A ordinary shares; and Mr. Devlin was awarded 1,104 fully vested A ordinary shares.

The Compensation Committee believes that the targets it sets annually for cash and equity bonuses are challenging but within reach for a talented executive team. The Compensation Committee is also empowered to exercise negative discretion and reduce the bonuses otherwise payable to any of our employees if the Compensation Committee determines that particular corporate results were achieved without significant personal contributions by the particular employee. In addition, certain awards are subject to true-ups at the conclusion of applicable performance periods, which may result in forfeiture of the awards or a portion thereof. The Compensation Committee may also claw back bonuses if our financial statements are restated.

Other Considerations

Equity Ownership Generally

We have adopted certain policies with respect to equity compensation, all of which apply to our named executive officers, such as policies regarding insider trading which prohibit trading during periods immediately preceding the release of material non-public information. We also permit our named executive officers to establish Rule 10b5-1 trading plans, subject to the prior approval of our in-house legal department.

We expect our named executive officers to maintain a significant personal ownership stake in our company. While we have not established share ownership guidelines, other than those in Ms. Valko’s 2018 Employment Agreement, that are applicable to every executive, as noted above, equity awards that are made upon an executive’s commencement of employment are also often contingent on the executive’s purchase of restricted stock, and we may consider adopting such guidelines in the future.

Other Benefits

Our named executive officers are entitled to participate in the various benefits made available to our employees generally, including retirement plans, group health plans, paid vacation and sick leave, basic life insurance, and short-term and long-term disability benefits. With respect to Mr. Green, the Company pays 100% of the Bermuda government social insurance contribution and government payroll tax, which amount is set forth in the Summary Compensation Table below. Furthermore, all of our and our subsidiaries’ directors and officers are covered by our directors’ and officers’ liability insurance.

Post-Employment Benefits, Severance and Change in Control Policy

The post-employment benefits available to our named executive officers are subject to the terms of the executives’ employment agreements and arrangements. Our named executive officers are not provided with a supplemental retirement benefit plan or other pension beyond that of our 401(k) plan and matching contributions available to all of our employees.

The Compensation Committee and our Board of Directors approve appropriate severance policies for each executive officer designed to (1) compensate an executive who is involuntarily separated from us for reasons other than for “cause” and (2) compensate the executive to the extent the executive is subject to a post-termination non-compete agreement.

We have adopted a limited change in control policy designed to incentivize our executive officers to pursue transactions which benefit our shareholders. The entitlement to accelerated vesting of restricted shares and options in the event that we undergo a change in control varies from executive officer to executive officer. For details regarding the potential for accelerated vesting of restricted share and options, see the descriptions below under “Employment Agreements.”

Impact of Accounting, Tax and Legal Considerations

Section 162(m) of the Code limits the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as defined in Section 162(m). Covered employees generally include (among others)

all of the executive officers shown in the Summary Compensation Table in this proxy statement and any future executive officers shown in any Summary Compensation Table in any of our future proxy statements. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year.

We also take into account Sections 280G and 4999 of the Code when structuring compensation. These two sections relate to the imposition of excise taxes on executives who receive, and the loss of deductibility for employers who pay, “excess parachute payments” made in connection with a change in control. We often structure our compensation opportunities in a manner that reduces the impact of Sections 280G and 4999 of the Code.

Say-on-Pay and Say-on-Frequency

The Compensation Committee has considered the result of the 2017 advisory, non-binding “say-on-pay” vote in connection with the discharge of its responsibilities. Over 99% of the votes cast had approved the compensation of our named executive officers described in our proxy statement in 2017. As the level of support received by our stockholders was high, the Compensation Committee decided not to make any material changes to our executive compensation programs.

In light of the voting results with respect to the frequency of shareholder votes on named executive officer compensation at the 2017 Annual General Meeting in which a substantial majority of our shareholders voted for “say-on-pay” proposals to occur every three years, the Board of Directors decided that it currently intends to hold, in accordance with the results of such vote, a triennial advisory vote on the compensation of named executive officers until the next required vote on the frequency of shareholder votes on named executive officer compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

The Compensation and Benefits Committee

Bruce R. Lederman, Chairman

David J.W. Bruce

Raphael L. de Balmann

John H. Howes

Arie Rashkes

SUMMARY COMPENSATION TABLE

The following table shows information concerning the compensation of our named executive officers for the 2015, 2016, and 2017 fiscal years.

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation		Total($)
Cynthia Y. Valko	2017	750,000	—	—	—	—	—	16,438	(4)	766,438
Chief Executive Officer, Global Indemnity	2016	715,385	—	325,000	—	—	—	16,238		1,056,623
	2015	600,000	—	800,000	—	325,000	—	16,138		1,741,138

Thomas M. McGeehan	2017	400,000	—	125,000	—	125,000	—	16,438	(5)	666,438
Executive Vice President-Finance and Chief Financial Officer, Global Indemnity	2016	394,231	—	200,000	—	—	—	16,438		610,669
	2015	375,000	—	475,000	—	200,000	—	16,138		1,066,138

Matthew B. Scott	2017	350,000	—	120,000	—	150,000	—	16,638	(6)	636,638
Exec. Vice Pres., Commercial Lines, Global Indemnity Group	2016	343,269	—	110,000	—	—	—	16,138		469,407
	2015	325,000	—	125,000	—	150,000	—	16,138		616,138

William J. Devlin, Jr.	2017	350,000	—	125,000	—	75,000	—	16,438	(7)	566,438
Exec. Vice Pres., Personal Lines & Agriculture, Global Indemnity Group	2016	344,231	—	175,000	—	—	—	16,138		535,369
	2015	325,000	—	325,000	—	175,000	—	16,138		841,138

Stephen Green	2017	300,000	—	150,000	—	—	—	20,614	(8)	470,614
President, Global Indemnity Re	2016	295,833	—	175,000	—	125,000	—	24,230		620,063
	2015	275,000	—	175,000	—	125,000	—	26,049		601,049

(1)

The amounts listed represent the aggregate grant date fair value of restricted stock granted in 2017 and prior fiscal years for the named executive officers in accordance with Topic 718. See Note 16 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017 regarding assumptions underlying the valuation of equity awards.

(2)

The amounts listed represent the aggregate grant date fair value of stock options granted for the named executive officers in accordance with Topic 718. See Note 16 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017 regarding assumptions underlying valuation of equity awards.

(3)

Represents cash bonus payments earned for performance in that fiscal year. Cash bonus payments are paid in March of the subsequent fiscal year. See “Cash Bonus Opportunity” above for a discussion on 2017 cash bonus opportunities.

(4)

For 2017, amount includes matching contributions under our 401(k) plan in the amount of $16,200 and $238 in life insurance premiums. For 2016, amount includes matching contributions under our 401(k) plan in the amount of 15,900, $238 in life insurance premiums, and $100 in miscellaneous compensation. For 2015, amount includes matching contributions under our 401(k) plan in the amount of $15,900 and $238 in life insurance premiums.

(5)

For 2017, amount includes matching contributions under our 401(k) plan in the amount of $16,200 and $238 in life insurance premiums. For 2016, amount includes matching contributions under our 401(k) plan in the amount of $15,900, $238 in life insurance premiums, and $300 in miscellaneous compensation. For 2015, amount includes matching contributions under our 401(k) plan in the amount of $15,900 and $238 in life insurance premiums.

(6)

For 2017, amount includes matching contributions under our 401(k) plan in the amount of $16,200, $238 in life insurance premiums and $200 in miscellaneous compensation. For 2016, amount includes matching contributions under our 401(k) plan in the amount of $15,900 and $238 in life insurance premium. For 2015, amount includes matching contributions under our 401(k) plan in the amount of $15,900 and $238 in life insurance premiums.

(7)

For 2017, amount includes matching contributions under our 401(k) plan in the amount of $16,200 and $238 in life insurance premiums. For 2016, amount includes matching contributions under our 401(k) plan in the amount of $15,900 and $238 in life insurance premiums. For 2015, amount includes matching contributions under our 401(k) plan in the amount of $15,900 and $238 in life insurance premiums.

(8)	Represents taxes paid on Mr. Green’s behalf in each respective year.

GRANTS OF PLAN-BASED AWARDS IN 2017

The following table shows information concerning grants of plan-based awards made by us in 2017 to our named executive officers. The equity awards reflected in the table were granted under our 2014 Share Incentive Plan.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards($)	Grant Date Fair Value of Stock and Option Awards(2)
Name		Threshold($)	Target($)	Maximum($)	Threshold	Target		Maximum
Cynthia Y. Valko	03/10/17	—	375,000	—	—	—		—	—		—	—	—
Thomas M. McGeehan	03/10/17	—	—	—	—	1,635	(3)	—	1,636	(4)	—	—	125,000
	03/10/17	200,000	—	280,000	—	—		—	—		—	—	—
Matthew B. Scott	03/10/17	—	—	—	—	1,570	(3)	—	1,570	(5)	—	—	60,000
	03/10/17	175,000	—	245,000	—	—		—	—		—	—	—
William J. Devlin, Jr.	03/10/17	—	—	—	—	1,635	(3)	—	1,636	(4)	—	—	125,000
	03/10/17	175,000	—	245,000	—	—		—	—		—	—	—
Stephen Green.	03/10/17	—	—	—	—	1,962	(3)	—	1,963	(6)	—	—	150,000
	03/10/17	—	150,000	—	—	—		—	—		—	—	—

(1)

For additional information on our named executive officers’ cash incentive bonus opportunities and actual amounts earned see the discussion under the “Annual Bonus Incentives” and the amounts disclosed under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

(2)	Grant date fair value calculated pursuant to Topic 718.

(3)

Represents half of a restricted share award of A ordinary shares. These A ordinary shares vest after a re-measurement of the 2016 combined ratio three years after the grant. The A ordinary shares vest if the re-measured combined ratio is not greater than the 2016 combined ratio and such vesting will occur no later than March 15, 2020.

(4)

Represents half of a restricted share award of A ordinary shares. On January 1, 2018, 540 A ordinary shares vested. 540 A ordinary shares will vest on January 1, 2019 and 556 A ordinary shares will vest on January 1, 2020.

(5)

Represents half of a restricted share award of A ordinary shares. On January 1, 2018, 518 A ordinary shares vested. 518 A ordinary shares will vest on January 1, 2019 and 534 A ordinary shares will vest on January 1, 2020.

(6)

Represents half of a restricted share award of A ordinary shares. On January 1, 2018, 648 A ordinary shares vested. 648 A ordinary shares will vest on January 1, 2019 and 667 A ordinary shares will vest on January 1, 2020.

EMPLOYMENT AGREEMENTS

Employment Agreements and Arrangements

Cynthia Y. Valko

On March 6, 2018 we entered into the 2018 Employment Agreement with Ms. Valko which replace the 2014 agreement (as defined below). The 2018 Employment Agreement provides for an employment term of three years, from January 1, 2018 through December 31, 2020.

Under the 2018 Employment Agreement, Ms. Valko is eligible to receive a cash Return on Equity Bonus of up to $600,000 for each fiscal year of the Employment Agreement that Ms. Valko served as our Chief Executive Officer (the “ROE Bonus”). Ms. Valko is eligible to receive a preliminary ROE Bonus (the “Preliminary ROE Bonus”) for each such fiscal year if Global Indemnity’s return on equity percentage for such fiscal year exceeds 85% of the targeted return on equity percentage (as established by the Compensation Committee) for such fiscal year. If Ms. Valko is still employed by the Company and in good standing through the date of payment she will receive 50% of the Preliminary ROE Bonus, payable no later than April 1 of the calendar year immediately following the year to which such Preliminary ROE Bonus relates. Global Indemnity will retain the remaining 50% unpaid balance of the Preliminary ROE Bonus, which will be paid to Ms. Valko within 90 days after the end of the third full calendar year following a Bonus Year (as defined in the 2018 Employment Agreement), regardless of Ms. Valko’s then-current employment status with the Company, but subject to adjustment based on an actuarial assessment of incurred but not reported underwriting losses and loss adjustment expenses and actual underwriting losses and loss adjustment expenses.

Additionally, under the 2018 Employment Agreement, Ms. Valko is eligible to receive an annual cash Performance Incentive Bonus of up to $200,000, based on an assessment of her performance during the Bonus Year (as defined by the 2018 Employment Agreement) by the Compensation Committee, in its sole discretion, based upon the assessment of the Company’s Chairman of the Board of Directors, in his sole discretion.

Under the 2018 Employment Agreement, Ms. Valko is restricted from selling any A Ordinary Shares of Global Indemnity unless Ms. Valko retains vested Global Indemnity stock options and shares having an aggregate value of at least equal to the lesser of (i) $5,000,000 or (ii) $5,000,000 multiplied by a fraction, the numerator of which is the volume weighted trading price of Global Indemnity’s shares for the 30-day period ending on the relevant measurement date and the denominator of which is $50, and Ms. Valko retains at least 75% of the Global Indemnity options and restricted shares granted to her. Ms. Valko must provide Global Indemnity’s Chairman of the Board of Directors with advance notice, and receive approval of, any proposed sale.

In addition, Ms. Valko was granted 300,000 options (“Tranche 3 Options”) to buy Global Indemnity A Ordinary Shares with an exercise price of $50.00 per share. Tranche 3 Options vest 1/3 on December 31 of 2018, 2019 and 2020, if Ms. Valko remains employed and in good standing as of such date. Tranche 3 Options expire on the earlier of December 31, 2027 and 90 calendar days after Ms. Valko is neither employed by Global Indemnity nor a member of the Board of Directors. In 2014, Ms. Valko was granted 300,000 options to buy Global A Ordinary Shares (“Tranche 2 Options”). The Tranche 2 Options will vest on each December 31 of 2018, 2019 and 2020 in an amount based on Ms. Valko’s attainment of the ROE Bonus criteria described above.

On December 10, 2014, Ms. Valko entered into an employment agreement with Global Indemnity plc (the “2014 agreement”), which replaced her September 19, 2011 employee arrangement that was set to expire on December 31, 2014. The initial employment term of the 2014 agreement is from January 1, 2014 through December 31, 2017. As a result of the Redomestication, the Company replaced Global Indemnity plc as a party to the 2014 agreement.

The 2014 agreement provides that Ms. Valko is entitled to an annual base salary of not less than $600,000 and reflected an award of 300,000 options to acquire our A ordinary shares (“2014 Stock Options”). The 2014 Stock

Options vest as follows: 20% on the last day of calendar year 2015; 30% on the last day of calendar year 2016; and the remaining 50% on the last day of calendar year 2017, solely to the extent in respect of each such year or cumulatively over the vesting period, we achieve Board of Director approved underwriting income, premium volume, and underwriting profitability targets determined on an accident year basis trued up on the 3rd anniversary of each such year, subject to Ms. Valko’s continued employment through each such vesting date. The exercise price of the 2014 Stock Options is equal to $25.00 plus (i) our average year-end tangible book value per share for the period commencing with calendar year-end 2014 and ending on the date the 2014 Stock Options are exercised, (ii) multiplied by the average interest rate of Treasury bonds having a 7-year remaining term over the same period referenced in (i) above and (iii) multiplied by the number of years commencing with calendar year 2014 and ending on the date the 2014 Stock Options are exercised; provided, however, that in no event shall the exercise price applicable to the 2014 Stock Options be below the fair market value of our shares on the date of the grant.

For additional discussion on Ms. Valko’s bonus opportunities, see the discussion related to Ms. Valko under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Ms. Valko’s employment agreement, please see the disclosure related to Ms. Valko under “Potential Payments Upon Termination or Change in Control” below.

Thomas M. McGeehan

Mr. McGeehan has an executive employment agreement with the Company. The agreement initially began with a predecessor Company, United America Indemnity, Ltd., but was amended as a result of the Redomestication. The initial employment term was from December 8, 2009 through December 31, 2012, and has since been renewed annually. The agreement contains additional one-year renewal terms unless either party gives 120 days prior written notice of non-renewal to the other.

The employment agreement provides that Mr. McGeehan is entitled to an annual base salary of not less than $300,000, which is subject to review each year the agreement is in effect, commencing with calendar year 2010, and provided an initial award of 16,000 restricted Class A Common shares, vesting in one-fourth equal installments on each anniversary of the date of grant. After the July 2, 2010 one-for-two reverse stock split, Mr. McGeehan’s awarded shares were adjusted accordingly to reflect an award of 8,000 of our A ordinary shares. For information on Mr. McGeehan’s bonus opportunities see the discussion related to Mr. McGeehan under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Mr. McGeehan’s employment agreement, please see the disclosure related to Mr. McGeehan under “Potential Payments Upon Termination or Change in Control” below.

Matthew B. Scott

Mr. Scott has an executive employment agreement with Penn-America Insurance Company (“PAIC”), a subsidiary of the Company. The initial term of the agreement was from June 8, 2009 through December 31, 2012, and has since been renewed. The agreement contains additional one-year renewal terms unless either party gives 120 days prior written notice of non-renewal to the other.

The employment agreement provides that Mr. Scott is entitled to an annual direct salary of not less than $250,000 and an award of 10,000 restricted Class A common shares, vesting in one-fourth equal installments on each anniversary of the date of employment. After the July 2, 2010 one-for-two reverse stock split, Mr. Scott’s awarded shares were adjusted accordingly to reflect an award of 5,000 of our A ordinary shares. Commencing with 2010, Mr. Scott is eligible for an annual bonus opportunity conditioned on the achievement of accident year and/or other performance criteria. For information on Mr. Scott’s bonus opportunities, see the discussion related to Mr. Scott under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Mr. Scott’s employment agreement, please see the disclosure related to Mr. Scott under “Potential Payments Upon Termination or Change in Control” below.

William J. Devlin, Jr.

Mr. Devlin has an executive employment agreement with Global Indemnity Group, Inc. The initial term of the agreement was from October 24, 2005 through December 31, 2008, and has since been renewed annually. The agreement contains additional one-year renewal terms unless either party gives 120 days prior written notice of non-renewal to the other. On August 8, 2017, Mr. Devlin’s executive employment agreement was amended to allow for the vesting of any unvested A ordinary shares held by Mr. Devlin upon a change in control of Global Indemnity, as defined in the amendment.

The employment agreement provides that Mr. Devlin is entitled to an annual direct salary of not less than $275,000. For information on Mr. Devlin’s bonus opportunities, see the discussion related to Mr. Devlin under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Mr. Devlin’s employment agreement, please see the disclosure related to Mr. Devlin under “Potential Payments Upon Termination or Change in Control” below.

Stephen Green

Effective January 1, 2015, Mr. Green entered into an executive employment arrangement with Global Indemnity plc (the “2015 Employment Arrangement”) which replaced his January 11, 2012 employment arrangement with Global Indemnity Re. As a result of the Redomestication, the Company replaced Global Indemnity plc as a party to the 2015 Employment Arrangement. The initial term of the 2015 Employment Arrangement is January 1, 2015 through January 1, 2020. On August 8, 2017, Mr. Green’s executive employment agreement was amended to allow for the vesting of any unvested A ordinary shares held by Mr. Green upon a change in control of Global Indemnity, as defined in the amendment.

The 2015 Employment Arrangement provides that Mr. Green is entitled to an annual direct salary of not less than $275,000 and Global Indemnity pays 100% of the Bermuda government social insurance contribution and government payroll tax. For information on Mr. Green’s bonus opportunities, see the discussion related to Mr. Green under “Target Incentives Under Employment Agreements” in the Compensation Discussion and Analysis above.

For a discussion of the consequences of termination or change in control under Mr. Green’s 2015 Employment Arrangement, please see the disclosure related to Mr. Green under “Potential Payments Upon Termination or Change in Control” below.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

The following table shows information concerning outstanding equity awards held by our named executive officers as of December 31, 2017.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Cynthia Y. Valko	300,000	(2)	—		—	17.87	9/19/21	—		—	—		—
	—		300,000	(3)	—	32.38	2/09/24	—		—	—		—
	—		—		—	—	—	10,574	(4)	444,319	—		—
	—		—		—	—	—	—		—	17,624	(5)	740,560
	—		—		—	—	—	11,199	(6)	470,582	—		—
Thomas M. McGeehan	—		—		—	—	—	—		—	8,812	(5)	370,280
	—		—		—	—	—	1,349	(7)	56,685	3,965	(8)	166,609
	—		—		—	—	—	2,308	(9)	96,982	3,446	(10)	144,801
	—		—		—	—	—	1,636	(11)	68,745	1,635	(12)	68,703
Matthew B. Scott	—		—		—	—	—	749	(7)	31,473	2,203	(8)	92,570
	—		—		—	—	—	1,270	(13)	53,365	1,895	(10)	79,628
	—		—		—	—	—	1,570	(14)	65,971	1,570	(12)	65,971
William J. Devlin, Jr.	—		—		—	—	—	—		—	5,287	(5)	222,160
	—		—		—	—	—	1,048	(7)	44,037	3,084	(8)	129,590
	—		—		—	—	—	2,020	(15)	84,880	3,015	(10)	126,690
	—		—		—	—	—	1,636	(16)	68,745	1,635	(12)	68,703
Stephen Green	—		—		—	—	—	1,048	(7)	44,037	3,084	(8)	129,590
	—		—		—	—	—	2,020	(15)	84,880	3,015	(10)	126,690
	—		—		—	—	—	1,963	(17)	82,845	1,962	(12)	82,443

(1)	Value based on December 29, 2017 closing share price of $42.02, as reported on NASDAQ.

(2)

Represents vested options to purchase restricted A ordinary shares. These options were granted in September 2011, with an exercise price equal to the lesser of $17.87 and the trade weighted average price of our shares on the first day of trading following the expiration of our black-out period in respect of the release of our third quarter 2011 earnings. The first day of trading following the expiration of our black-out period in respect of the release of our third quarter 2011 earnings was November 2, 2011 and the trade weighted average price of our shares was $19.55. These options vested pro rata in three equal installments on each of December 31, 2012, December 31, 2013, and December 31, 2014, subject to Ms. Valko’s continued employment through each such vesting date, with 100,000 options to acquire GBLI A ordinary shares having vested on December 31, 2012; 100,000 options to acquire GBLI A ordinary shares having vested on December 31, 2013; and 100,000 options to acquire GBLI A ordinary shares having vested on December 31, 2014. The shares issuable under the 2011 Stock Options are subject to forfeiture based on a true up on the third anniversary of such vesting year.

(3)

Represents unvested contingently granted options that vest as follows: 20% on the last day of calendar year 2015; 30% on the last day of calendar year 2016; and the remaining 50% on the last day of calendar year 2017, solely to the extent in respect of each such year or cumulatively over the vesting period, we achieve Board of Director approved underwriting income, premium volume, and underwriting profitability targets determined on an accident year basis trued up on the third anniversary of each such year, subject to Ms. Valko’s continued employment through each such vesting date. The exercise price of the options is equal to $25.00 plus (i) our average year-end tangible book value per share for the period commencing with calendar year-end 2014 and ending on the date the options are exercised,

(ii) multiplied by the average interest rate of Treasury bonds having a 7-year remaining term over the same period referenced in (i) above and (iii) multiplied by the number of years commencing with calendar year 2014 and ending on the date the options are exercised; provided, however, that in no event shall the exercise price applicable to the options be below the fair market value of our A ordinary shares on the date of the grant, which was May 27, 2015.

(4)

Represents A ordinary shares that vest on the third anniversary of grant subject to true-up of bonus year 2014 underwriting results and the approval of the Board of Directors. These shares vested on March 4, 2018.

(5)	Represents a restricted share award of A ordinary shares that vested on January 1, 2018.

(6)	Represents A ordinary shares that vest on the third anniversary of grant subject to a true-up of bonus year 2015 underwriting results and the approval of the Board of Directors.

(7)	Represents A ordinary shares that vested on January 1, 2018.

(8)	Represents A ordinary shares that vest after a re-measurement of the 2014 combined ratio, excluding corporate expenses, three years after the grant. The shares vested on March 4, 2018.

(9)	Represents 1,137 A ordinary shares that vested on January 1, 2018, and 1,171 A ordinary shares that will vest on January 1, 2019.

(10)

Represents A ordinary shares that vest after a re-measurement of the 2015 combined ratio, excluding corporate expenses, three years after the grant. The A ordinary shares vest if the re-measured combined ratio is not greater than the 2015 combined ratio and such vesting will occur no later than March 15, 2019.

(11)	Represents 540 A ordinary shares that vested on January 1, 2018, 540 A ordinary shares that will vest on January 1, 2019, and 556 A ordinary shares that will vest on January 1, 2020.

(12)

Represents A ordinary shares that vest after a re-measurement of the 2016 combined ratio, excluding corporate expenses, three years after the grant. The A ordinary shares vest if the re-measured combined ratio is not greater than the 2016 combined ratio and such vesting will occur no later than March 15, 2020.

(13)	Represents 625 A ordinary shares that vested on January 1, 2018, and 645 A ordinary shares that will vest on January 1, 2019.

(14)	Represents 518 A ordinary shares that vested on January 1, 2018, 518 A ordinary shares that will vest on January 1, 2019, and 534 A ordinary shares that will vest on January 1, 2020.

(15)	Represents 995 A ordinary shares that vested on January 1, 2018, and 1,025 A ordinary shares that will vest on January 1, 2019.

(16)	Represents 540 A ordinary shares that vested on January 1, 2018, 540 A ordinary shares that will vest on January 1, 2019, and 556 A ordinary shares that will vest on January 1, 2020.

(17)	Represents 648 A ordinary shares that vested on January 1, 2018, 648 A ordinary shares that will vest on January 1, 2019, and 667 A ordinary shares that will vest on January 1, 2020.

OPTION EXERCISES AND STOCK VESTED IN 2017

The following table shows the stock vested in 2017 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Cynthia Y. Valko(2)	—	—	11,857	476,414
Thomas M. McGeehan(3)	—	—	7,079	277,301
Matthew B. Scott(4)	—	—	5,324	209,269
William J. Devlin, Jr.(5)	—	—	5,323	123,184
Stephen Green (6)	—	—	4,661	181,990

(1)	The amounts in this column reflect the value realized upon the vesting of stock award, based on the closing price of our A ordinary shares on the applicable vesting dates.

(2)	These A ordinary shares vested on February 3, 2017.

(3)	Pertains to the January 1, 2017 vesting of 3,621 A ordinary shares and the February 3, 2017 vesting of 3,458 A ordinary shares.

(4)	Pertains to the January 1, 2017 vesting of 2,360 A ordinary shares and the February 3, 2017 vesting of 2,964 A ordinary shares.

(5)	Pertains to the January 1, 2017 vesting of 2,853 A ordinary shares and the February 3, 2017 vesting of 2,470 A ordinary shares.

(6)	Pertains to the January 1, 2017 vesting of 2,685 A ordinary shares and the February 3, 2017 vesting of 1,976 A ordinary shares.

PENSION BENEFITS IN 2017

None of our named executive officers participate in or have account balances in any defined benefit plans sponsored by us.

NONQUALIFIED DEFERRED COMPENSATION IN 2017

None of our named executive officers participate in any nonqualified deferred compensation plans maintained by us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a summary of the agreements, plans, and arrangements that provide for payment to our current named executive officers at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or with a change in control or a change in the named executive officer’s responsibilities, as of December 31, 2017.

The amounts reflected below do not include life insurance payouts that would have been made to our named executive officers upon death on December 31, 2017. Mr. Scott has an additional voluntary life insurance policy that provides $250,000 in coverage. Mr. Devlin has an additional voluntary life insurance policy that provides $100,000 in coverage and an additional voluntary accidental death and dismemberment insurance policy that provides $100,000 in coverage.

Cynthia Y. Valko

Under Ms. Valko’s 2014 agreement, Ms. Valko’s employment may be terminated at any time by us with or without cause or by Ms. Valko at any time.

•

Termination by Us for Cause. If Ms. Valko’s employment is terminated for cause, Ms. Valko would receive all accrued, but unpaid, base salary through the termination date and any vesting of restricted shares and/or options would cease.

Under the 2014 agreement, “cause” means (1) the engaging by Ms. Valko in any malfeasance, incompetence, gross misconduct, gross negligence, fraud or dishonesty, (2) Ms. Valko is officially charged with or indicted for a felony criminal offense involving moral turpitude, (3) Ms. Valko failing to follow the lawful written instructions of the Board of Directors, including a committee thereof and the Chairman of the Board, and (4) violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interest policies and code of conduct and similar policies applicable to all of our employees and senior executives.

•

Termination by Us Without Cause. If we terminate Ms. Valko without cause, Ms. Valko is entitled to severance payments equal to one month of base salary for each 12 months of employment prior to the date of termination subject to the execution of a general release, with such amount payable in a lump sum on the 60th day following Ms. Valko’s termination date.

•

Change in Control. All of Ms. Valko’s unvested restricted shares and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Ms. Valko’s unvested options, if any, see the description related to Ms. Valko in the “Outstanding Equity Awards at December 31, 2017” table above.

Assuming Ms. Valko’s employment was terminated under any of these circumstances or a change of control occurred on December 31, 2017, such payments and benefits would have had an estimated value of:

		Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
With Cause(1)	—	—	—	—	—
Without Cause	375,000	—	—	—	375,000
Change in Control(2)(3)	—	7,245,000	1,655,461	—	8,900,461

(1)	We would have no further obligation to Ms. Valko except to pay her for all accrued, but unpaid, base salary through the termination date.

(2)	The option amount represents the value of the spread between the $17.87 exercise price and the closing price of $42.02 on December 29, 2017 for 300,000 vested options granted in 2011.

(3)	Assumes continued employment following a change in control. The restricted shares amount represents all unvested restricted shares multiplied by the closing price of $42.02 on December 29, 2017.

Thomas M. McGeehan

Under Mr. McGeehan’s employment agreement with us, Mr. McGeehan’s employment may be terminated at any time by us with or without cause, or upon his death or disability, or by Mr. McGeehan upon 90 days’ written notice. For 12 months following Mr. McGeehan’s termination for any reason, Mr. McGeehan shall be subject to certain non-compete, non-solicit and confidentiality obligations.

•

Termination by Us for Cause, Death, Disability or Resignation. If Mr. McGeehan’s employment is terminated because of death, disability, Mr. McGeehan’s resignation (other than as a result of our failure to offer a reasonable relocation package due to our relocation) or for cause, Mr. McGeehan would receive all accrued, but unpaid, base salary, and any vesting of restricted shares and/or options would cease.

Under Mr. McGeehan’s employment agreement, “cause” means (1) Mr. McGeehan substantially failing to perform his material duties after notice from us and failure to cure such violation within 10 days of the notice (to the extent the Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (2) the engaging by Mr. McGeehan in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (3) the material violation by Mr. McGeehan of certain provisions of his employment agreement or share/option agreements after notice from us and a failure to cure such violation within 10 days of the notice, (4) a breach by Mr. McGeehan of any representation or warranty in his employment agreement or share/option agreements, (5) the determination by the Board of Directors that Mr. McGeehan has exhibited incompetence or gross negligence in the performance of his duties, (6) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. McGeehan, or (7) Mr. McGeehan being charged with a felony or other crime involving moral turpitude.

Under his employment agreement, “disabled” means that Mr. McGeehan is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any 12-month period.

•

Termination by Us Without Cause or Termination by the Executive as a Result of Certain Relocation. If we terminate Mr. McGeehan without cause or he resigns as a result of the relocation of our principal executive offices or the business relocation of Mr. McGeehan (in both cases without us offering Mr. McGeehan a reasonable relocation package), Mr. McGeehan is entitled to severance payments equal to his monthly base salary multiplied by 12 months, payable monthly, and subject to the execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to him. During this severance period, we are also obligated to maintain any medical and dental plan in which Mr. McGeehan participates until the earlier of the end of the severance period or Mr. McGeehan becoming eligible for coverage by another employer and subject to Mr. McGeehan continuing to bear his share of coverage costs.

•

Change in Control. All of Mr. McGeehan’s unvested restricted shares and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Mr. McGeehan’s unvested options and restricted shares, if any, see the description related to Mr. McGeehan in the “Outstanding Equity Awards at December 31, 2017” table above.

Assuming Mr. McGeehan’s employment was terminated under any of these circumstances or a change in control occurred on December 31, 2017, and without taking into account any value assigned to Mr. McGeehan’s covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)		Total($)
With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—		—
Without Cause or as a Result of Certain Relocation	400,000	—	—	25,278	(2)	425,278
Change in Control(3)	—	—	972,805	—		972,805

(1)	We would have no further obligation to Mr. McGeehan, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	The current value of medical and dental benefits was used to calculate this amount.

(3)

Assumes continued employment following a change in control. If Mr. McGeehan were to be terminated without cause or if Mr. McGeehan terminates due to certain relocation within 12 months following a change in control, Mr. McGeehan would be entitled to the amount set forth above in “Change in Control” as well as the “Medical and Dental Benefits” amount set forth above in “Without Cause or as a Result of Certain Relocation.” The restricted shares amount represents all unvested restricted shares multiplied by the closing price of $42.02 on December 29, 2017.

Matthew B. Scott

Under Mr. Scott’s employment agreement with PAIC, Mr. Scott’s employment may be terminated by PAIC with or without cause, or upon his death or disability or by Mr. Scott upon 90 days’ written notice. For a period of 12 months following Mr. Scott’s termination for any reason, Mr. Scott shall be subject to certain non-compete, non-solicit and confidentiality obligations.

•

Termination by PAIC for Cause, Death, Disability or Resignation. If Mr. Scott’s employment is terminated because of death, disability, Mr. Scott’s resignation or for cause, Mr. Scott would receive all accrued, but unpaid, base salary through the date of termination, and any vesting of restricted shares and/or options shall cease.

Under Mr. Scott’s employment agreement, “cause” means (1) Mr. Scott substantially failing to perform his duties after notice from PAIC and failure to cure such violation within 10 days of the notice (to the extent the Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (2) the engaging by Mr. Scott in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (3) the material violation by Mr. Scott of certain provisions of his employment agreement or share/option agreements after notice from PAIC and a failure to cure such violation within 10 days of the notice, (4) a breach by Mr. Scott of any representation or warranty in his employment agreement or share/option agreements, (5) the determination by PAIC’s Board of Directors that Mr. Scott has exhibited incompetence or gross negligence in the performance of his duties, (6) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. Scott, or (7) Mr. Scott being charged with a felony or other crime involving moral turpitude.

Under his employment agreement, “disabled” means that Mr. Scott is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any 12-month period.

•

Termination by PAIC Without Cause. If PAIC terminates Mr. Scott without cause, Mr. Scott is entitled to severance pay of 12 months, payable monthly, and subject to the execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to him. During this severance period, we would also be obligated to maintain any medical, health, and accident plan or arrangement in which Mr. Scott participates until the earlier of the end of the severance period or Mr. Scott becoming eligible for coverage by another employer, subject to Mr. Scott continuing to bear his share of coverage costs.

•

Change in Control. All of Mr. Scott’s unvested restricted shares and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Mr. Scott’s unvested options and restricted shares, if any, see the description related to Mr. Scott in the “Outstanding Equity Awards at December 31, 2017” table.

Assuming Mr. Scott’s employment was terminated under any of these circumstances or a change in control occurred on December 31, 2017, and without taking into account any value assigned to Mr. Scott’s covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)		Total($)
With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—		—
Without Cause	350,000	—	—	25,278	(2)	375,278
Change in Control(3)	—	—	388,979	—		388,979

(1)	We would have no further obligation to Mr. Scott, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	The current value of medical and dental benefits was used to calculate this amount.

(3)

Assumes continued employment following a change in control. If Mr. Scott were to be terminated without cause, Mr. Scott would be entitled to the restricted shares amount set forth above in “Change in Control” as well as the “Medical and Dental Benefits” set forth above in “Without Cause.” The restricted shares amount represents all unvested restricted shares multiplied by the closing price of $42.02 on December 29, 2017.

William J. Devlin, Jr.

Under Mr. Devlin’s employment agreement with Global Indemnity Group, Mr. Devlin’s employment may be terminated by Global Indemnity Group with or without cause, or upon his death or disability or by Mr. Devlin upon 90 days’ written notice. For a period of 12 months following Mr. Devlin’s termination for any reason, Mr. Devlin would be subject to certain non-compete, non-solicit and confidentiality obligations.

•

Termination by Global Indemnity Group for Cause, Death, Disability or Resignation. If Mr. Devlin’s employment is terminated because of death, disability, Mr. Devlin’s resignation or for cause, Mr. Devlin would receive all accrued, but unpaid, base salary through the date of termination, and any vesting of restricted shares and/or options shall cease.

Under Mr. Devlin’s employment agreement, “cause” means (1) Mr. Devlin substantially failing to perform his duties after notice from PAIC and failure to cure such violation within 10 days of the notice (to the extent the Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (2) the engaging by Mr. Devlin in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (3) the material violation by Mr. Devlin of certain provisions of his employment agreement or share/option agreements after notice from Global Indemnity Group and a failure to cure such violation within 10 days of the notice, (4) a breach by Mr. Devlin of any representation or warranty in his employment agreement or share/option agreements, (5) the determination by Global Indemnity Group’s Board of Directors that Mr. Devlin has exhibited incompetence or gross negligence in the performance of his duties, (6) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. Devlin, or (7) Mr. Devlin being charged with a felony or other crime involving moral turpitude.

Under his employment agreement, “disabled” means that Mr. Devlin is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any 12-month period.

•

Termination by Global Indemnity Group Without Cause. If we terminate Devlin without cause or he resigns as a result of the relocation of our principal executive offices or the business relocation of Mr. Devlin (in both cases without us offering Mr. Devlin a reasonable relocation package), Mr. Devlin is entitled to severance payments equal to his monthly base salary multiplied by 12 months, payable monthly, and subject to the execution of a general release, complying with his post-termination obligations under the agreement and further adjustment for the equity compensation package granted to him. During this severance period, we are also obligated to maintain any medical and dental plan in which Mr. Devlin participates until the earlier of the end of the severance period or Mr. Devlin becoming eligible for coverage by another employer and subject to Mr. Devlin continuing to bear his share of coverage costs.

•

Change in Control. All of Mr. Devlin’s unvested restricted shares and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Mr. Devlin’s unvested options and restricted shares, if any, see the description related to Mr. Devlin in the “Outstanding Equity Awards at December 31, 2017” table above.

Assuming Mr. Devlin’s employment was terminated under any of these circumstances or a change in control occurred on December 31, 2017, and without taking into account any value assigned to Mr. Devlin’s covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)		Total($)
With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—		—
Without Cause or as a Result of Certain Relocation	350,000	—	—	19,439	(2)	369,439
Change in Control(3)	—	—	744,805	—		744,805

(1)	We would have no further obligation to Mr. Devlin, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	The current value of medical and dental benefits was used to calculate this amount.

(3)

Assumes continued employment following a change in control. If Mr. Devlin were to be terminated without cause, Mr. Devlin would be entitled to the restricted shares amount set forth above in “Change in Control”

as well as the “Medical and Dental Benefits” set forth above in “Without Cause.” The restricted shares amount represents all unvested restricted shares multiplied by the closing price of $42.02 on December 29, 2017.

Stephen Green

Under Mr. Green’s 2015 Employment Arrangement, Mr. Green’s employment may be terminated by Global Indemnity with or without cause or upon his death, disability or by Mr. Green upon three months’ notice. If Mr. Green is terminated without cause he shall receive one month severance for each year worked with Global Indemnity up to a maximum of twelve months’ severance and subject to the execution of a general release. If Mr. Green resigns for any reason, dies or becomes disabled and cannot continue to perform the functions of his job or Mr. Green is terminated for cause Mr. Green is not entitled to any severance. All unvested A ordinary shares are forfeited upon termination. All of Mr. Green’s unvested restricted shares and unvested options, if any, become vested upon a change in control of Global Indemnity. For details regarding Mr. Green’s unvested options and restricted shares, if any, see the description related to Mr. Devlin in the “Outstanding Equity Awards at December 31, 2017” table above.

Assuming Mr. Green’s 2015 Employment Arrangement was terminated under any of these circumstances or a change in control occurred on December 31, 2017 such payments and benefits would have had an estimated value of:

		Value of Accelerated Vesting of Equity Awards($)
	Severance($)	Options($)	Restricted Shares($)	Medical and Dental Benefits($)	Total($)
With Cause; Death; Disability; Voluntary Termination(1)	—	—	—	—	—
Without Cause	150,000	—	—	—	150,000
Change in Control	—	—	550,126	—	550,126

(1)	We would have no further obligation to Mr. Green, except to pay him for all accrued, but unpaid, base salary through the termination date.

(2)	Assumes continued employment following a change in control. The restricted shares amount represents all unvested restricted shares multiplied by the closing price of $42.02 on December 29, 2017.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2017 regarding the Company’s equity compensation plans. The only plan pursuant to which the Company may currently make additional equity grants is the 2014 Share Incentive Plan, which replaced the Global Indemnity plc 2014 Share Incentive Plan as a result of the Redomestication. The Global Indemnity plc 2014 Share Incentive plan had replaced the Global Indemnity plc 2003 Share Incentive Plan, which had expired per its terms on September 5, 2013. Outstanding grants were not affected by the Redomestication or the expiration of the Global Indemnity plc 2003 Share Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	600,000	(2)	$25.94	1,467,877
Equity compensation plans not approved by security holders	—		—	—
Total	600,000	(2)	$25.94	1,467,877

(1)	Does not include securities reflected in the column entitled “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”
(2)

Includes 300,000 options to acquire A ordinary shares granted under the 2003 Global Indemnity plc Share Incentive Plan and the 300,000 options to acquire A ordinary shares granted under the Global Indemnity plc 2014 Share Incentive Plan, as amended.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Ms. Valko.

This pay ratio below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified the median employee for 2017 by selecting the middle employee calculated by ordering compensation of all employees, excluding Ms. Valko, form the highest to the lowest and selecting the employee at the center. We included all employees, as of December 31, 2017. As of December 31, 2017, we employed 401 persons in the United States, 19 employees in Ireland, and 2 employees in Bermuda. For United States based employees we used gross compensation as reported on the W-2, for Ireland based employees we used total play plus additional compensation as reported on our 2017 payroll summary (euros were converted to U.S. dollars using the exchange rate as of December 29, 2017), and for our Bermuda based employees we used 2017 gross compensation, which included annual salary plus any bonus payment plus any other compensation. Our median employees total compensation in 2017 was $80,661.

With respect to the annual total compensation of Ms. Valko, we used the amount in the “Total” column of our 2017 Summary Compensation Table included in this Annual Report, which was $766,438. Our 2017 ratio of chief executive officer total compensation to our median employee’s total compensation is 9.5:1.

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

At December 31, 2017, our Compensation Committee consisted of David J.W. Bruce, Raphael L. de Balmann, John H. Howes, Bruce R. Lederman, and Arie Rashkes. No member of the Compensation Committee during 2017 was an employee or an officer of Global Indemnity or its subsidiaries at any time during 2017 nor has any such person formerly been an officer of the Company. No executive officer of Global Indemnity served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of our Board of Directors or the Compensation Committee during 2017.

Principal Shareholders and Security Ownership of Management

The table on the following page sets forth certain information concerning the beneficial ownership of our A and B ordinary shares as of April 3, 2018, including the percentage of our total voting power such shares represent on an actual basis, by:

•	each of our named executive officers;

•	each of our current directors and director nominees;

•	each holder known to us to hold beneficially more than 5% of any class of our shares; and

•	all of our current executive officers and directors as a group.

As of April 3, 2018, the following share capital of Global Indemnity Limited was issued and outstanding:

•	10,075,346 A ordinary shares; and

•	4,133,366 B ordinary shares, each of which is convertible at any time at the option of the holder into one A ordinary share.

Based on the foregoing, and assuming each B ordinary share is converted into one A ordinary share in accordance with the Articles of Association, as of April 3, 2018, there would have been 14,208,712 A ordinary shares issued and outstanding. Except as otherwise set forth in the footnotes to the table, each beneficial owner has the sole power to vote and dispose of all shares held by that beneficial owner.

Principal Shareholders and Security Ownership of Management(1)

	A Ordinary Shares		B Ordinary Shares		Total Voting Power(2)	% As- Converted Ownership(3)
Name and address of Beneficial Owner**	Shares	%	Shares	%	%	%
Saul A. Fox(4)	5,207,385	36.6	4,133,366	100	82.5	36.7
Fox Paine & Company(5)	4,174,393	29.4	4,133,366	100	80.5	29.4
Richmond Hill Investments, LLC(6)	1,400,038	13.9	—	—	2.7	9.9
Hotchkis & Wiley Capital Management(7)	1,181,666	11.8	—	—	2.3	8.3
Richmond Hill Investment Co., LP(8)	1,043,157	10.4	—	—	2.0	7.4
Dimensional Fund Advisors LP(9)	960,065	9.5	—	—	1.9	6.8
Cynthia Y. Valko(10).	334,190	3.3	—	—	*	2.4
Seth J. Gersch	109,390	1.1	—	—	*	*
Thomas M. McGeehan	53,300	*	—	—	*	*
William J. Devlin, Jr.	42,062	*	—	—	*	*
Jason B. Hurwitz	39,357	*	—	—	*	*
Matthew B. Scott	23,346	*	—	—	*	*
John H. Howes	22,782	*	—	—	*	*
Stephen Green	20,075	*	—	—	*	*
Bruce R. Lederman	12,030	*	—	—	*	*
Joseph W. Brown	8,686	*	—	—	*	*
Raphael L. de Balmann	7,642	*	—	—	*	*
David J.W. Bruce	1,085	*	—	—	*	*
Arie Rashkes	542	*	—	—	*	*
All directors and executive officers as a group (consists of 14 persons)	5,881,872	41.4	4,133,366	100	83.8	41.4

*	The percentage of shares beneficially owned does not exceed 1%.

**	Unless otherwise indicated, the address for each beneficial owner is c/o Global Indemnity Limited, 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands, Attn: Walkers Global.

(1)

The numbers of shares set forth in these columns are calculated in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934. As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of April 3, 2018. In particular, A ordinary shares that may be acquired by a particular beneficial owner upon the conversion of B ordinary shares are deemed to be outstanding for the purpose of computing the percentage of the A ordinary shares owned by such beneficial owner, but are not deemed to be outstanding for the purpose of computing the percentage of the A ordinary shares owned by any other beneficial owner.

(2)

The percentages in this column represent the percentage of the total outstanding voting power of Global Indemnity Limited that the particular beneficial owner holds. The numerator used in this calculation is the total votes to which each beneficial owner is entitled, taking into account that each B ordinary share has ten votes, and the denominator is the total number of votes to which all outstanding shares of Global Indemnity Limited are entitled, again taking into account that each B ordinary share has ten votes.

(3)

The percentages in this column represent the percentage of the total outstanding share capital of Global Indemnity Limited that a particular beneficial owner holds on an as-converted basis, assuming that each B ordinary share is converted into one A ordinary share. As of April 3, 2018 there were 14,208,712 A ordinary shares outstanding on an as-converted basis. The numerator used in this calculation is the total number of A ordinary shares each beneficial owner holds on an as-converted basis and the denominator is the total number of A ordinary shares on an as-converted basis.

(4)

Mr. Fox is a shareholder of Fox Paine International GP, Ltd., which acts through its board of directors, which includes Mr. Fox. In addition, Mr. Fox is a member of Fox Paine & Company, LLC. 765,290 of the A ordinary shares listed are held by Mercury Assets Delaware LLC. The sole member of Mercury Assets Delaware LLC is Benjerome Trust. 267,702 of the A ordinary shares listed are held by Fox Paine Global, Inc. The sole shareholder of Fox Paine Global, Inc. is the Benjerome Trust. Mr. Fox is the sole trustee of Benjerome Trust.

(5)

The security holders are: U.N. Holdings (Cayman), Ltd.; U.N. Holdings (Cayman) II, Ltd.; U.N. Co-Investment Fund III (Cayman), L.P.; Fox Paine Global, Inc. and Fox Paine Capital Co-Investors International GP, Ltd. A majority of the outstanding share capital of U.N. Holdings (Cayman), Ltd. and U.N. Holdings (Cayman) II, Ltd. are held by Fox Paine Capital Fund II International, L.P. The sole managing general partner of Fox Paine Capital Fund II International, L.P. is FP International LPH, L.P. The sole general partner of FP International LPH, L.P. is Fox Paine International GP, Ltd. As a result, each of Fox Paine Capital Fund II International, L.P., FP International LPH, L.P., and Fox Paine International GP, Ltd. may be deemed to control U.N. Holdings (Cayman), Ltd. and U.N. Holdings (Cayman) II, Ltd. The sole general partner of U.N. Co-Investment Fund III (Cayman), L.P. is Fox Paine Capital Co-Investors International GP, Ltd., which, together with FP International LPH, L.P., as its sole shareholder, and Fox Paine International GP, Ltd., as the sole general partner of FP International LPH, L.P., may be deemed to control such funds. In addition, pursuant to a management agreement with FP International LPH, L.P. and Fox Paine Capital Fund II International, L.P., Fox Paine & Company, LLC may be deemed to be the indirect beneficial owner of such securities. Fox Paine International GP, Ltd., as the general partner of FP International LPH, L.P., may terminate that management agreement at any time in its sole discretion.

(6)

Based on information provided pursuant to a Schedule 13G/A filed on January 10, 2018 with the Securities and Exchange Commission, which reported that Richmond Hill Investments, LLC, (“Richmond Hill”), an investment advisor, has shared dispositive power and shared power to direct the vote of 1,400,038 A ordinary shares with Essex Equity Joint Investment Vehicle, LLC (“Essex”) and John Liu, as the principal of Essex. Essex, the security holder of the securities identified herein, acts and holds such securities directly. The address for Mr. Liu, Essex and Richmond Hill is 375 Hudson Street, 12th Floor, New York, NY 10014.

(7)

Based on information provided pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2018, which reported that Hotchkis and Wiley Capital Management, LLC (“Hotchkis”), an investment advisor, has sole dispositive power as to 1,181,666 A ordinary shares, has the power to direct the vote of 961,763 A ordinary shares and has no shared dispositive or voting power over the remaining A ordinary shares. The address for Hotchkis is 725 S. Figueroa Street, 39th Floor, Los Angeles, California 90017.

(8)

Based on information provided pursuant to a Schedule 13G/A filed on January 10, 2018 with the Securities and Exchange Commission, which reported that Richmond Hill Investment Co., LP, (“Richmond Hill Investment”), an investment advisor, has shared dispositive power and shared power to direct the vote of 1,043,157 A ordinary shares with Richmond Hill Capital Management, LLC (“Richmond Hill Capital”) and Ryan P. Taylor, the principal of Richmond Hill Capital. Richmond Hill Capital, the security holder of the securities identified herein, acts and holds such securities directly. The address for Mr. Taylor, Richmond Hill Investment and Richmond Hill Capital is 375 Hudson Street, 12th Floor, New York, NY 10014.

(9)

Based on information provided pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2018, which reported that Dimensional Fund Advisors LP (“Dimensional”), an investment advisor, has sole dispositive power as to 960,065 A ordinary shares, has the power to direct the vote of 924,989 A ordinary shares, and has no shared dispositive or voting power over the remaining A ordinary shares. The address for Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(10)	Includes 300,000 A ordinary shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

Related Party Transactions

The Audit Committee of our Board of Directors is responsible for reviewing and approving related party transactions and making recommendations with respect to related party transactions to our Board of Directors for its formal approval. If a member of the Audit Committee or our Board of Directors is a party to the transaction, he or she will not vote on the approval of the transaction.

Generally, the Audit Committee reviews all transactions with related parties, including those transactions that are required to be disclosed in our proxy statement or in the notes to our audited financial statements. A “related party” generally includes any executive officer, director, nominee for director or beneficial holder of more than 5% of our A ordinary shares or B ordinary shares, any immediate family member of those persons and any entity that is owned or controlled by any of the foregoing persons or any entity in which such a person is an executive officer.

The Charter of our Audit Committee provides that the Audit Committee shall (a) review and discuss with management and our outside auditors all related party transactions that are relevant to an understanding of our financial statements, (b) review and discuss with management and our outside auditors any of our material financial or non-financial arrangements that do not appear in our financial statements and (c) develop policies and procedures for ongoing review of related party transactions and review and approve all related party transactions. In addition, on a quarterly basis management notes each related party transaction that was entered into since the prior meeting of our Board of Directors and the status of each related party transaction that is currently active.

Our Relationship with Fox Paine & Company

As used herein, unless the context requires otherwise, the term “Fox Paine & Company” refers to Fox Paine & Company, LLC and affiliated investment funds. Saul A. Fox, our Chairman, is the founder and chief executive of Fox Paine & Company, LLC.

Memorandum and Articles of Association

Pursuant to our Memorandum and Articles of Association, amended and restated as of November 4, 2016, Fox Paine & Company has the right to appoint a number of directors equal in aggregate to the pro rata percentage of the voting shares beneficially held by Fox Paine & Company of Global Indemnity for so long as Fox Paine & Company holds an aggregate of 25% or more of the voting power in Global Indemnity. Fox Paine & Company holds approximately 83% of the voting power of Global Indemnity as of April 3, 2018 and has the right to appoint nine of our ten current directors and six of the seven current nominees. All of the directors and nominees listed herein have been nominated in accordance with such provisions.

Management Agreement

On October 31, 2013, Global Indemnity (Cayman), Ltd. (“Global Indemnity Cayman”), a wholly owned subsidiary of the Company, entered into an Amendment and Restatement of the Management Agreement with Fox Paine & Company (the “Amended and Restated Agreement”). The Amended and Restated Agreement reflects the fourth amendment to the original management agreement, which was entered into on September 5, 2003 when Fox Paine & Company made its initial investment in the predecessor companies of the Company. The Company’s subsidiaries, United America Indemnity, Ltd. (“United America”), Global Indemnity Reinsurance Company, Ltd., and Global Indemnity Group, Inc., guaranteed Global Indemnity Cayman’s payment obligations under the Amended and Restated Agreement. In connection with, and effective upon, the Redomestication, Global Indemnity plc and the Company entered into a confirmation letter with Fox Paine & Company waiving any fees owed to Fox Paine & Company pursuant to the Amended and Restated Agreement in connection with the Redomestication and assigned the Amended and Restated Agreement to the Company. Additionally, Global

Re and Global Indemnity Group, Inc., in connection with, and effective upon, the Redomestication reaffirmed their guarantee of the payment obligations under the Amended and Restated Agreement. United America was merged into the Company and no longer exists.

Prior to entering into the Amended and Restated Agreement, Global Indemnity Cayman paid Fox Paine & Company a $1.5 million annual management fee (“Annual Service Fee”) in exchange for Fox Paine & Company, LLC’s ongoing provision of management services to Global Indemnity Cayman and its affiliates. With the Amended and Restated Agreement, the $1.5 million Annual Service Fee is adjusted to reflect the aggregate increase in the CPI-U from August 31, 2003 to August 31, 2013, to $1.9 million. The Annual Service Fee will be adjusted on an ongoing basis annually to reflect the year over year change in the CPI-U. Beginning on September 5, 2014, payment of the Annual Service Fee is deferred until a change of control or September, 2018, whichever occurs first, in exchange for an annual adjustment equal to the percentage rate of return the Company earns on its investment portfolio multiplied by the aggregate Annual Service Fees and adjustment amounts accumulated and unpaid through such date.

In addition, upon the consummation of a “change of control” transaction in connection with the termination of management services, Global Indemnity Cayman will pay Fox Paine & Company a cash fee in an amount to be agreed upon, plus reimbursement of expenses. Fox Paine & Company will also receive a cash transaction fee in amount to be agreed upon, plus reimbursement of expenses, upon the consummation of a “change of control” transaction.

Global Indemnity Cayman has agreed to indemnify Fox Paine & Company and other indemnified parties against various liabilities that may arise as a result of the management services and advisory services they have provided or will provide.

Indemnification Agreement

Pursuant to the 2010 redomestication to Ireland, United America Indemnity entered into an indemnification agreement with one of the Affiliated Investment Funds of Fox Paine & Company (collectively, the “Fox Paine Entities”) with respect to certain potential U.S. and Irish tax liabilities. In connection with, and effective upon, the Redomestication the indemnification agreement was assigned to and assumed by the Company.

In general, no gain should be recognized for U.S. federal income tax purposes by the indirect owners of the Fox Paine Entities solely as a result of the 2010 redomestication transaction. Nevertheless, we may engage in certain internal restructuring transactions involving transfers of assets to subsidiaries of the Company, which, under U.S. tax law, could require certain indirect owners of the Fox Paine Entities to enter into an agreement with the U.S. Internal Revenue Service in order not to recognize gain. Under the agreement with the U.S. Internal Revenue Service, the affected indirect owners of the Fox Paine Entities would agree to pay tax on their gain not taxed at the time of the redomestication to Ireland, together with interest on such tax, if a “triggering event” occurs. A triggering event would be deemed to occur if, among other things, we dispose of shares of any such transferee subsidiaries or dispose of substantially all the transferred assets, including potentially in other internal reorganizations, to the extent such indirect owners have not previously disposed of our shares in a taxable transaction. In connection with our agreement with the Fox Paine Entities, we will have to indemnify the affected indirect owners of the Fox Paine Entities for any tax cost to them (including interest on tax and penalties, if any) of any triggering event and such affected indirect owners will pay us an amount equal to any tax benefits, if any, realized by them as a result of a triggering event for which they were indemnified, provided that the indirect owners will not be required to pay any amount of tax benefits in excess of the tax costs for which we have indemnified them. A sale or other disposition by these indirect owners of our ordinary shares will not constitute a triggering event for this purpose. In addition, the indemnification agreement with the Fox Paine Entities will provide that, under certain circumstances, in the event the conversion of our Class B ordinary shares to Class A ordinary shares or a sale or other disposition of our ordinary shares by any of the Fox Paine Entities is subject to Irish stamp duty, we (or a foreign subsidiary of the Company) will indemnify the Fox Paine Entities and their transferees against such Irish stamp duty. To date, the Company has not been made aware by Fox Paine & Company that it has incurred any Irish stamp duty.

Confidentiality Agreement

On September 17, 2017, the Company and Fox Paine entered into a confidentiality agreement whereby Fox Paine agrees to keep confidential proprietary information, as defined in the confidentiality agreement, it receives regarding the Company from time to time, including proprietary information it may receive from director or director nominees appointed by Fox Paine.

Investment with Fox Paine & Company

Global Indemnity Re. was a limited partner in Fox Paine Capital Fund II, which was managed by Fox Paine & Company. This investment was originally made by United National Insurance Company in June 2000 and pre-dates the September 5, 2003 acquisition by Fox Paine & Company of Wind River Investment Corporation, which was the predecessor holding company for United National Insurance Company. The Company’s investment in Fox Paine Capital Fund II was valued at $3.4 million at December 31, 2014. As of November 10, 2015, the Company no longer holds an interest in Fox Paine Capital Fund II. In connection with the Company’s share redemption, Global Indemnity Re elected to redeem its shares. All of its Global Indemnity plc shares that were held by Fox Paine Capital Fund II, which totaled 116,973 ordinary shares, were transferred from Fox Paine Capital Fund II into a new liquidating partnership. 82,888 ordinary shares were redeemed for $1.9 million on November 10, 2015 and 34,085 ordinary shares, which were being held by the new partnership, were redeemed for $825,960 on December 29, 2017.

American Reliable Related Fees

In connection with the acquisition of American Reliable, the Company agreed to pay to Fox Paine & Company an investment banking fee of 3% of the capital required to operate American Reliable on a standalone basis and a $1.5 million investment advisory fee. 267,702 A ordinary shares were issued to pay these fees. These shares cannot be sold until the earlier of five years after the January 1, 2015 or a change of control.

Redemption Agreement

On October 29, 2015, Global Indemnity entered into a redemption agreement with certain affiliates of Fox Paine & Company and agreed to redeem 8,260,870 of Global Indemnity’s ordinary shares for $190 million in the aggregate from affiliates of Fox Paine & Company. Global Indemnity also acquired rights, expiring year end 2019, to redeem an additional 3,397,031 ordinary shares for $78.1 million, which amount is subject to an annual 3% increase. After giving effect to the share redemptions and regardless of whether or not the additional redemption rights are exercised, affiliates of Fox Paine & Company will continue to have the ability to cast a majority of votes on matters submitted to Global Indemnity shareholders for approval. The Company reimbursed Fox Paine & Company $1.15 million for expenses related to the redemption of the Company’s ordinary shares. On December 29, 2017, the Company redeemed the additional 3,397,031 ordinary shares for $83.1 million. Further, in consequence of the redemption of the additional 3,397,031 ordinary shares as well as other services performed, Fox Paine was paid an $11 million advisory fee.

Certain Other Relationships and Related Transactions

Global Indemnity Re is a participant in two reinsurance agreements with Hiscox Insurance Company (Bermuda) Ltd. (“Hiscox Bermuda”). Stephen Green, President of Global Indemnity Re, was a member of Hiscox Bermuda’s Board of Directors until May of 2014. The Company estimated that the following earned premium and incurred losses related to the agreement have been assumed by Global Indemnity Re from Hiscox Bermuda:

	Years Ended December 31,
(Dollars in thousands)	2017	2016
Assumed earned premium	$4	$27
Assumed losses and loss adjustment expenses	(130)	(529)

Net balances due to Global Indemnity Re under this agreement are as follows:

	As of December 31.
(Dollars in thousands)	2017	2016
Net receivable balance	$(10)	$(107)

Audit Committee Report

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2017.

The Audit Committee operates under a charter adopted by our Board of Directors. A copy of our Audit Committee Charter is available on our website at www.globalindemnity.ky. In performing all of its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditor who, in their report, express an opinion on the conformity of our financial statements to United States generally accepted accounting principles.

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2017.

The Audit Committee discussed with EY, our independent auditor, the matters required to be discussed by Public Company Accounting Oversight Board in Auditing Standard No. 16 “Communicating with Audit Committees.”

The Audit Committee received written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

The Audit Committee

Seth J. Gersch, Chairman
John H. Howes
Jason B. Hurwitz

Shareholder Proposals

Under the rules and regulations promulgated by the SEC, certain shareholder proposals may be included in our proxy statement. Any shareholder desiring to have such a proposal included in our proxy statement for the annual general meeting to be held in 2019 must deliver a proposal that complies with Rule 14a-8 under the Exchange Act to our Chief Executive Officer c/o Global Indemnity Limited, on or before December 31, 2018.

Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must be received by our Chief Executive Officer c/o Global Indemnity Limited, 27 Hospital Road, George Town Grand Cayman, KY1-9008, Cayman Islands, Attn: Walkers Global on or before March 15, 2019 or it will be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, our form of proxy will confer discretionary authority to vote on any such proposal with respect to all proxies submitted to the Company.

Per our articles of association, general meetings shall also be convened on the requisition in writing of any shareholder or shareholders entitled to attend and vote at general meetings of the Company holding at least ten percent of the paid up voting share capital of the Company deposited at the Company’s registered office specifying the objects of the meeting and signed by the requisitionists, and the Directors shall convene any such meeting within 21 days of, and for a date not later than 90 days after, the date of such deposit. This method of convening a general meeting is in addition to, and separate from, the rights of a shareholder to have a proposal included in the proxy statement in accordance with the rules of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based solely on our review of the copies of the reports that we have received, and written representations received from certain reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for 2017 were made on a timely basis except for the following: Louis Korth, former Chief Actuary was late in making one Form 3 filing and one Form 4 filing with respect to one transaction, Mr. Fox was late in making one Form 4 filing with respect to one transaction, Mr. Gersch was late in making one Form 4 filing with respect to one transaction, Mr. de Balmann was late in making one Form 4 filing with respect to one transaction, Mr. Brown was late in making one Form 4 filing with respect to one transaction, Mr. Howes was late in making one Form 4 filing with respect to one transaction, Mr. Lederman was late in making one Form 4 filing with respect to one transaction, Mr. Bruce was late in making one Form 3 filing and one Form 4 filing with respect to one transaction, Mr. Hurwitz was late in making one Form 3 filing with respect to one transaction, and Mr. Rashkes was late in making one Form 3 filing with respect to one transaction.

Other Matters

Our management knows of no matters to be presented at the Annual General Meeting or any adjournments or postponements thereof other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters and the persons voting the shares subject to such proxies will vote on such matters in accordance with their discretion.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and Annual Report on Form 10-K may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you send a written request to our Secretary c/o Global Indemnity

Limited, 27 Hospital Road, George Town Grand Cayman KY1-9008, Cayman Islands, Attn: Walkers Global or request copies by calling +1 (345) 949-0100. If you want to receive separate copies of our Proxy Statement, Annual Report and 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee.

* * *

Upon request, we will furnish to record and beneficial owners of our A and B ordinary shares, free of charge, a copy of our Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for the fiscal year ended December 31, 2017. Copies of the exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to our Chief Executive Officer c/o Global Indemnity Limited, 27 Hospital Road, George Town Grand Cayman KY1-9008, Cayman Islands, Attn: Walkers Global or e-mailed to info@globalindemnity.ky. These items are also available at our website: www.globalindemnity.ky.

GLOBAL INDEMNITY LIMITED

2018 SHARE INCENTIVE PLAN

Section 1. Purpose; Definitions

The purpose of the Plan is to give Global Indemnity Limited, a Cayman exempted company (the “Company”), and its Affiliates (as defined below) a competitive advantage in attracting, retaining and motivating officers, employees, consultants and non-employee directors, and to provide the Company and its Affiliates with a share plan providing incentives linked to the financial results of the Company’s businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” of a Person means a Person, directly or indirectly, controlled by, controlling or under common control with such Person and with respect to the Company, includes without limitation its Subsidiaries and its Parent.

“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of Ordinary Shares, including without limitation, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Ordinary Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means any award under this Plan of any Stock Option, Restricted Share, or Other Share-Based Award.

“Award Agreement” means a Restricted Share Agreement or an Option Agreement. An Award Agreement may include provisions included in an employment or consulting agreement of the Company or any of its Affiliates.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s employment or consulting agreement with the Company or any of its Affiliates, that (i) the Participant is charged with or has committed a felony or other crime involving moral turpitude or conduct adverse to the interests of the Company, (ii) the Participant commits fraud, embezzlement or other conduct adverse to the interests of the Company or its Affiliates, (iii) the Participant substantially fails to perform his duties or obligations to the Company or its Affiliates, provided that he has been given notice and an opportunity to cure not to exceed thirty (30) days under circumstances in which the Board determines, in its sole discretion, that such failure to perform is in fact curable, or (iv) the Participant violates Company policies or policies of its Affiliates or materially breaches any representation made to the Company or its Affiliates.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means (a) the Compensation Committee of the Board; or (b) a committee (or subcommittee) of the Board that the Board may designate to administer or make decisions required to be made under the Plan, whose membership shall be composed of not less than two directors who are intended to qualify as Non-Employee Directors, each of whom shall be appointed by and serve at the pleasure of the Board; or (c) if at any time no such committee of the Board under (a) or (b) is so designated by the Board, the Board. For the avoidance of doubt, and notwithstanding the foregoing, the Board in its sole discretion may reserve to itself on an exclusive or non-exclusive basis any authority with respect to the Plan that is provided to any of the committees under clauses (a) or (b) of the immediately preceding sentence.

“Company” has the meaning set forth in the preamble hereto and any successors by operation of law.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

“Employment” means, unless otherwise defined in an applicable Award agreement or employment or consulting agreement, employment with, or service as a director or officer of, or as a consultant to, the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Committee will determine the terms and conditions of any Exchange Program in its sole discretion.

“Exercise Price” has the meaning set forth in Section 5(a).

“Fair Market Value” of the Ordinary Shares means (unless otherwise provided in the applicable Award Agreement), as of any given date, the closing price on the applicable date of the Ordinary Shares on the Nasdaq National Market or, if not listed on such market, on any other national securities exchange on which the Ordinary Shares are listed or, if not so listed, on The Nasdaq Stock Market LLC and, if not so quoted, the average of the closing bid and ask prices for the Ordinary Shares in the over-the-counter market on which the Ordinary Shares are actively traded. If such sales prices are not so available or the Ordinary Shares are not actively traded, as determined by the Committee in its sole discretion, the Fair Market Value of the Ordinary Shares shall mean the fair value as determined by the Committee in light of all circumstances, including comparable recent bona fide sales of applicable or similar securities. In the absence of any established market for the Ordinary Shares, the Fair Market Value of the Ordinary Shares shall be determined in good faith by the Committee. For purposes of the grant of any Stock Option, the applicable date shall be the date on which the Stock Option is granted.

“Family Member” means, solely to the extent provided for in Rule 701 under the Securities Act or, following the filing of a Securities Act Form S-8 with respect to the Plan, solely to the extent provided for in Securities Act Form S-8, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent (50%) of the voting interests or as otherwise defined in Rule 701 under the Securities Act or Securities Act Form S-8, as applicable.

“FPC” means Fox Paine & Company, LLC, its subsidiaries and related entities (including without limitation Fox Paine Capital, LLC, Fox Paine Capital Fund, L.P., Fox Paine Capital Fund H GP, LLC, Fox Paine Capital Fund II L.P., Fox Paine Capital Fund II International, L.P., Fox Paine Capital Fund II Co-Investors International, LP), and all Persons that are partners or shareholders or members in any such related entities) and all partners, members, directors, employees, shareholders and agents of any of the foregoing.

“Incentive Stock Option” means a Stock Option that qualifies as and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who qualifies as a Non-Employee Director (as defined in Rule 16b-3).

“Nonstatutory Stock Option” means a Stock Option not intended to qualify as an Incentive Stock Option. “Option Agreement” means an agreement setting forth the terms and conditions of a Stock Option Award. “Other Share-Based Award” means any Award granted under Section 7.

“Officer” means a Person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder

“Ordinary Shares” means the A Ordinary shares, par value $0.0001 per share, of the Company having the rights, preferences and privileges set out in the Company’s Memorandum and Articles of Association, as amended from time to time (the “Articles of Association”).

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Participant” has the meaning set forth in Section 4.

“Performance Goal” means the objective performance goals established by the Committee that may be based on one or more of the following performance criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s Ordinary Shares; (x) the growth in the value of an investment in the Company’s Ordinary Shares assuming the reinvestment of dividends; (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs or a reduction of the loss ratio, expense ratio, or combined ratio; (xii) achievement of certain targets with respect to the Company’s book value, assets or liabilities; and/or (xiii) such other criteria that the Committee determines, in its sole discretion. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. In addition, such Performance Goal may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. Furthermore, such Performance Goal may be supplemented by reference to per share determinations.

“Performance Period” means three consecutive fiscal years of the Company, or such shorter period as determined by the Committee in its discretion.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

“Plan” means the Global Indemnity Limited 2018 Share Incentive Plan, as set forth herein and as hereinafter amended from time to time.

“Plan Shares” has the meaning set forth in Section 12(a).

“Restricted Shares” means an Award of Ordinary Shares granted under Section 6.

“Restricted Share Purchase Agreement” means an agreement setting forth the terms and conditions of an Award of Restricted Shares.

“Retirement” means a Participant’s Termination of Employment without Cause at or after age fifty-five (55).

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Section 409A” means Section 409A of the Code, including any valid regulation or other official guidance promulgated thereunder.

“Section 457A” means Section 457A of the Code, including any valid regulation or other official guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor thereto.

“Share Award” means an Award consisting of either shares of Ordinary Shares or a right to receive Ordinary Shares in the future, each pursuant to Section 6 of the Plan.

“Stock Option” means any Nonstatutory Stock Option or Incentive Stock Option.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Termination of Employment” means (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company or an Affiliate, unless the Participant thereupon becomes employed by the Company or another affiliate. For purposes of Incentive Stock Options, any such leave may not exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

In addition, certain other terms used herein have definitions otherwise ascribed to them herein.

Section 2. Administration

This Plan shall be administered by the Committee.

Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

(a) select the Participants to whom Awards may from time to time be granted and designate the Affiliates of the Company for purposes of the Plan;

(b) determine whether and to what extent Awards are to be granted hereunder,

(c) determine the number of shares of Ordinary Shares to be covered by each Award granted hereunder;

(d) determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Exercise Price (subject to Section 5(a)), any vesting conditions, restrictions or limitations (which may be related to the performance of the Participant, the Company or any of its Affiliates)) and any acceleration of vesting or waiver or cancellation regarding any Award and the shares of Ordinary Shares relating thereto, based on such factors as the Committee shall determine;

(e) subject to Section 8 hereof, modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, the authority to institute and determine the terms and conditions of an Exchange Program.

(f) determine to what extent and under what circumstances Ordinary Shares and other amounts payable with respect to an Award shall be deferred;

(g) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(h) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(i) interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement, including, but not limited to, an Award Agreement relating thereto);

(j) adopt any sub plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws or other laws applicable to the Company, its Affiliates, or to Participants or to otherwise facilitate the administration of the Plan, which sub plans may include additional restrictions or conditions applicable to Awards or Plan Shares acquired upon exercise of Awards; and

(k) make all determinations necessary or advisable for administering the Plan and otherwise supervise and administer the Plan.

The Committee may act only by a majority of its members then serving thereon, except that, if permissible under Applicable Law, the Committee may designate or allocate all or any portion of its responsibilities and powers to any one or more of their number or any officer of the Company. Any such designation or allocation may be revoked by the Committee at any time.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or an Award (or related Award Agreement) granted hereunder shall be determined and resolved by the Committee. Any determination or resolution made by the Committee pursuant to the provisions of the Plan with respect to the Plan, any Award or Award Agreement shall be made in the sole discretion of the Committee and, with respect to an Award, at the time of the grant of the Award or, unless in contravention of any express term of the Plan or the Award Agreement, at any time thereafter. Except as otherwise set forth herein or in any Award Agreement, all decisions made by the Committee in accordance with the terms of this Plan or the Award Agreements shall be final, conclusive and binding on all Persons, including the Company, its Affiliates and the Participants, and will be given the maximum deference permitted by Applicable Laws.

To the maximum extent permitted by Applicable Law and the Articles of Association of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees and expenses of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under Applicable Law or under the Articles of Association of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

Section 3. Shares

The total number of Ordinary Shares reserved and available for grant under the Plan shall be 2,500,000 (subject to any increase or decrease pursuant to this Section 3). Shares subject to an Award under the Plan may be authorized and unissued shares of Ordinary Shares or Ordinary Shares held in or acquired for the treasury of the Company or both.

If any Restricted Shares or Other Share-Based Awards are forfeited to or repurchased by the Company due to failure to vest or if any Stock Option expires or terminates without being exercised, the shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan. In addition, in determining the number of Ordinary Shares available for Awards other than Incentive Stock Options, if Ordinary Shares have been delivered or exchanged by a Participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes, or if the number of Ordinary Shares otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, or if Awards are surrendered pursuant to an Exchange Program, the number of Ordinary Shares exchanged or reduced as payment in connection with the exercise or for withholding and the Ordinary Shares subject to such Award surrendered pursuant to an Exchange Program shall again be available for purposes of Awards other than Incentive Stock Options under this Plan.

The total number of Ordinary Shares subject to any Stock Option which may be granted under this Plan to any Participant shall not exceed 300,000 shares (subject to any increase or decrease pursuant to this Section 3) during each fiscal year of the Company. The individual Participant limitations set forth in this Section 3 shall be cumulative; that is, to the extent that Ordinary Shares for which Options are permitted to be granted to a Participant pursuant to this Section during a fiscal year of the Company are not covered by a grant of a Stock Option in the Company’s fiscal year, such Ordinary Shares available for grants to such Participant automatically increase in the subsequent fiscal years during the term of the Plan until used.

No individual may be granted in any fiscal year of the Company Other Share-Based Awards that are contingent upon the attainment of Performance Goals covering more than 50,000 Shares.

In the event any merger, reorganization, consolidation, combination, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary distribution (whether in the form of cash, Ordinary Shares, other securities, or other property) with respect to the Ordinary Shares, repurchase or exchange of Ordinary Shares or other securities of the Company, any sale or transfer of all or part of the Company’s assets or business or other change in corporate structure affecting the Ordinary Shares occurs or is proposed (such an event, an “Equity Restructuring”), the Committee or the Board shall, effective as of the time of the Equity Restructuring, make such substitution or adjustment in the aggregate number and kind of shares or other property reserved for issuance under the Plan or any limitations under the Plan, in the number, kind and Exercise Price (as defined herein) of shares or other property subject to outstanding Stock Options, in the number and kind of shares or other property subject to Restricted Share Awards or other Awards, and/or such other substitution or adjustments, in each case as the Committee or the Board shall determine in its discretion to be appropriate in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, provided that, in no case shall such determination adversely affect in any material respect the rights of a Participant hereunder or under any Award Agreement. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Stock Option and payment in cash or other property in exchange therefor in an amount equal to the excess at such time, if any, of the Fair Market Value of the underlying Ordinary Shares over the per share exercise price for such Stock Options.

In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Ordinary Shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, treat each outstanding Award as the Committee determines (subject to the provision of the following paragraph) without a Participant’s consent, including without limitation that: (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of the Acquisition Event, by delivering notice of termination to each Participant a reasonable period of time (as determined in the Committee) prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Stock Option agreements); (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of the Acquisition Event, and, to the extent the Committee determines, terminate upon or immediately prior to the effectiveness of such Acquisition Event; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this paragraph, the Committee will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise such outstanding Option, including shares as to which such Award would not otherwise be vested or exercisable, all restrictions on other Awards will lapse, and, with respect to such Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award agreement or other written agreement between the Participant and the Company or any of its Affiliates, as applicable. In addition, if an Option is not assumed or substituted in the event of an Acquisition Event, the Committee will provide for the notice and exercisability period set forth in clause (ii) of the immediately preceding paragraph.

For the purposes of this Section, an Award will be considered assumed if, following the Acquisition Event, the Award confers the right to purchase or receive, for each Ordinary Share subject to the Award immediately prior to the Acquisition Event, the consideration (whether shares, cash, or other securities or property) received in the Acquisition Event by holders of Ordinary Shares for each Ordinary Share held on the effective date of the

Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the Acquisition Event is not solely common stock or ordinary shares of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of a Stock Option or upon the payout of other Awards, for each Ordinary Share subject to such Award, to be solely common stock or ordinary shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Acquisition Event.

In the event of the proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Section 4. Participants

The following persons shall be “Participants” eligible to be granted Awards under the Plan: (i) Persons who are officers, directors, employees or consultants of the Company and/or any of its Affiliates; (ii) Persons who at the time of grant may be performing (or subject to being required to perform) services for the Company or any of its Affiliates (including, without limitation, officers, directors, employees, Affiliates and consultants of FPC); and (iii) Non-Employee Directors of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates. However, Incentive Stock Options may be granted only to employees of the Company, its Subsidiaries or its Parent.

Section 5. Stock Options

The Board or the Committee as its duly authorized delegate shall have the authority to grant to Participants Stock Options. Stock Options shall be evidenced by Option Agreements, which shall include such terms and provisions as the Committee may determine from time to time, including whether such Stock Option is designated as an Incentive Stock Option or Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Stock Options will be treated as Nonstatutory Stock Options. For purposes of the immediately preceding sentence, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Ordinary Shares for purposes of the foregoing in this paragraph will be determined as of the time the Stock Option with respect to such Ordinary Shares is granted.

The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to receive a grant of a Stock Option, determines the number of Ordinary Shares to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such other date as the Committee may determine. The Company shall notify a Participant of any grant of a Stock Option, and a written Option Agreement shall be duly executed and delivered by the Company to the Participant. Such Option Agreement shall become effective upon execution and delivery by the Participant to the Company.

Stock Options shall be subject to the following terms and conditions, and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Exercise Price. The price per Ordinary Share purchasable under a Stock Option shall be such price as determined by the Committee and set forth in the Option Agreement (the “Exercise Price”); provided that the Exercise Price shall not be less than the grant date Fair Market Value of the Ordinary Shares, and:

(i) In the case of an Incentive Stock Option

(A) granted to an employee of the Company, its Subsidiaries or its Parent who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all share classes of the Company or its Subsidiaries or its Parent (a “Ten Percent Shareholder”), the per share Exercise Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant; and

(B) granted to any employee of the Company, its Subsidiaries or its Parent other than a Ten Percent Shareholder, the per share Exercise Price shall be no less ‘than one hundred percent (100%) of the Fair Market Value per share on the date of grant.

(ii) in the case of any other Stock Option granted, including Nonstatutory Stock Options, the per share Exercise Price as determined by the Committee

(iii) Notwithstanding the foregoing, Stock Options may be granted with a per share Exercise Price of less than one hundred percent (100%) of the Fair Market Value per share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee provided, however, that no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted. Absent any such term being fixed by the Committee, pursuant to an Option Agreement or otherwise, such term shall be ten (10) years; provided, however, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options that have become exercisable in accordance with its terms may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of Ordinary Shares subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the Exercise Price per share by certified or bank check or such other instrument or method of payment as the Committee may accept. Unless determined otherwise by the Committee at the time of grant and set forth in the Option Agreement, payment, in full or in part, may also be made in the form of a promissory note to the extent permitted by Applicable Laws, or fully vested Ordinary Shares (other than Restricted Shares) already owned by the Participant (for at least six months or such other period, as determined by the Committee, that is necessary to avoid a charge, for accounting purposes, against the Company’s earnings as reported in the Company’s financial statements if acquired upon exercise of a Stock Option or received upon the lapse of restrictions on an Award of Restricted Shares) of the same class as the Ordinary Shares subject to the Stock Option (based on the Fair Market Value of the Ordinary Shares on the date the Stock Option is exercised) or, if the Ordinary Shares are traded on a national securities exchange, including The Nasdaq Stock Market LLC, or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, to the extent permitted by law, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price or through “net settlement” in Ordinary Shares, or other cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan, or such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws or any combination of the methods of payment set forth in this Section.

No Ordinary Shares shall be issued until full payment therefor (including without limitation any applicable tax withholding obligations) has been made. A Stock Option may not be exercised for a fraction of an Ordinary

Share. Ordinary Shares issued upon exercise of a Stock Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Ordinary Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Ordinary Shares subject to a Stock Option, notwithstanding the exercise of the Stock Option. The Company will issue (or cause to be issued) such Ordinary Shares promptly after the Stock Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Ordinary Shares are issued, except as provided in Section 3.

(e) Nontransferability of Stock Options. No Stock Option shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted under the applicable Option Agreement. All Stock Options granted to an individual shall be exercisable, subject to the terms of the Plan, during the Participant’s lifetime, only by the Participant or any Person to whom such Stock Option is transferred pursuant to the preceding sentence, including such Participant’s guardian, legal representative and other transferee. The term “Participant” includes the estate of the Participant or the Legal representative of the Participant named in the Option Agreement and any Person to whom an Option is otherwise transferred in accordance with this Section 5(e), by will or the laws of descent and distribution; provided, however, that references herein to Employment of a Participant or termination of Employment of a Participant shall continue to refer to the Employment or termination of Employment of the applicable grantee of an Award hereunder.

(f) Termination of Employment.

(i) Termination for Any Reason (other than Cause). Except as otherwise determined by the Committee and expressly provided in the applicable Option Agreement or applicable employment or consulting agreement, upon the termination of the Participant’s Employment for any reason (other than Cause), including death or Disability, (A) vesting ceases, (B) the term of unvested stock options lapses and vested and unvested options will become unexercisable, and (C) such Participant shall have ninety (90) days to exercise the portion of the Participant’s Stock Option that is vested on the date of the Participant’s termination of Employment. Notwithstanding anything contained herein to the contrary, the Participant shall not be permitted to exercise any Stock Option at a time beyond the initial option term.

(ii) Termination for Cause. All outstanding and unexercised Stock Options, whether vested or unvested, as of the time the Participant is notified that his or her Employment is terminated for Cause or at the time the Participant voluntarily terminates employment within ninety (90) days after the occurrence of an event that would be grounds for a termination for Cause, will be cancelled immediately.

Section 6. Restricted Shares

The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Shares will be awarded, the number of shares to be awarded to any Participant, the purchase price, the conditions for vesting, the time or times within which such Awards may be subject to cancellation, repurchase and restrictions on transfer and any other terms and conditions of the Awards (including provisions (i) relating to placing legends on certificates representing Restricted Shares, (ii) permitting the Company to require that Restricted Shares be held in custody by the Company with a share transfer certificate from the owner thereof until restrictions lapse and (iii) relating to any rights to repurchase Restricted Shares on the part of the Company). Each Participant receiving Restricted Shares shall be issued a share certificate in respect of such Restricted Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Shares. Unless the Committee determines otherwise, the Company as escrow agent will hold Restricted Shares until the restrictions on such Restricted Shares have lapsed. Unless otherwise specified in the Restricted Share Agreement, upon a Participant’s termination for any reason during the relevant restriction period, all unvested Restricted Shares will be forfeited to the Company, without compensation.

Furthermore, in addition to the foregoing restrictions, Restricted Shares held by an officer, director or consultant of the Company or one of its Affiliate may be subject to additional or greater restrictions and any restrictions set forth in the Articles of Association. The terms and conditions of Restricted Share Awards shall be set forth in a Restricted Share Agreement, which shall include such terms and provisions as the Committee may determine from time to time, and which shall be duly executed and delivered by the Company to the Participant and become effective upon execution and delivery by the Participant to the Company. Except as provided in this Section 6, the Restricted Share Agreement, and any other relevant agreements, the Participant shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Company holding the class or series of Ordinary Shares that is the subject of the Restricted Share Award, including, if applicable, the right to vote the shares and, subject to the following sentence, the right to receive any cash dividends or distributions (but, subject to Section 3, not the right to receive non-cash dividends or distributions). If so determined by the Committee in the applicable Restricted Share Agreement, cash dividends and distributions on the class or series of Ordinary Shares that is the subject of the Restricted Share Award shall be automatically deferred and reinvested in additional Restricted Shares, held subject to the vesting of the underlying Restricted Shares, or held subject to meeting conditions applicable only to dividends and distributions.

Section 7. Other Share-Based Awards

The Committee is authorized to grant to Participants Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Ordinary Shares, including but not limited to, Ordinary Shares awarded purely as a bonus and not subject to any restrictions or conditions, Ordinary Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or a Subsidiary, share appreciation rights (either separately or in tandem with Options), share equivalent units, and Awards valued by reference to book value of Ordinary Shares.

Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Ordinary Shares to be awarded pursuant to or referenced by such Awards, and all other conditions of the Awards. Grants of Other Share-Based Awards may be subject to such conditions, restrictions and contingencies as the Committee may determine which may include, but are not limited to, continuous service with the Company or an Affiliate and/or the achievement of Performance Goals. The criteria that may be used by the Committee in granting Other Share-Based Awards contingent on Performance Goals shall consist of the attainment of one or more of the Performance Goals. The Committee may select one or more Performance Goals for measuring performance and the measuring may be stated in absolute terms or relative to comparable companies.

Other Share-Based Awards made pursuant to this Section 7 are subject to the following terms and conditions:

(a) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Section 7 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Ordinary Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

(b) Vesting. Any Award under this Section 7 and any Ordinary Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(c) Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article.

(d) Purchase Price. Ordinary Shares issued on a bonus basis under this Section 7 may be issued for no cash consideration; Ordinary Shares purchased pursuant to a purchase right awarded under this Section 7 shall be priced as determined by the Committee.

(e) Committee Certification. At the expiration of the Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals have been achieved.

Section 8. Term, Amendment and Termination

This Plan will be effective as of March 4, 2018, and expire on March 4, 2023, unless terminated earlier by the Board or the Committee in accordance with this Section. Awards outstanding as of such date shall not be affected or impaired by the expiration of the Plan and shall be subject to the terms of the Plan.

The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, prospectively or retroactively (as permitted by Applicable Law); provided, however, that, unless otherwise required by Applicable Law or specifically provided herein, no amendment, alteration, suspension or termination shall be made that is materially adverse to the rights of a Participant under an Award theretofore granted without mutual agreement between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company; provided, further, without the approval of the shareholders of the Company in accordance with Applicable Law, to the extent required by the applicable provisions of Rule 16b-3 or the rules of any exchange or system on which the Ordinary Shares are listed or traded, or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of Ordinary Shares that may be issued under this Plan or the maximum individual Participant limitations under Section 3; (ii) change the classification of Participants eligible to receive Awards under this Plan; (iii) extend the maximum Stock Option period or (iv) require shareholder approval in order for the Plan to continue to comply with the applicable provisions of Rule 16b-3, or, with regard to Incentive Stock Options, Section 422 of the Code. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively (to the extent permitted by Applicable Law), but no such amendment shall be made that is adverse to the rights of the Participant thereunder without the Participant’s consent.

The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Section 9. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Ordinary Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 10. Forfeiture Events

The Committee may specify in an Award agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Committee may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

Section 11. General Provisions

(a) Awards and Certificates. Shares of Restricted Shares and Ordinary Shares issuable upon the exercise of a Stock Option (together, “Plan Shares”) shall be evidenced in such manner as the Committee may deem appropriate, including book entry registration or issuance of one or more share certificates. Any certificate issued in respect of Plan Shares shall be registered in the name of such Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Award. Such Plan Shares may bear other legends to the extent the Committee or the Board determines it to be necessary or appropriate. If and when all restrictions expire without a prior cancellation of the Plan Shares theretofore subject to such restrictions, upon surrender of legended certificates representing such shares new certificates for such shares shall be delivered to the Participant without the second legend listed above. The date of grant of an Award will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

(b) Representations and Warranties. The Committee may require each Person purchasing or receiving Plan Shares to (i) represent to and agree with the Company in writing that such Person is acquiring the shares without a view to the distribution thereof and (ii) make any other representations and warranties that the Committee deems appropriate.

(c) Additional Compensation. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for its employees.

(d) No Right of Employment. Adoption of the Plan or grant of any Award shall not confer upon any employee or any other individual any right to continued Employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate the Employment of any eligible Participant at any time, with or without cause, to the extent permitted by Applicable Laws.

(e) Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for income tax purposes or subject to Federal Insurance Contributions Act withholdings with respect to any Award, including, without limitation, upon exercise of any Stock Option, under the Plan, such Participant shall pay to the Company or, if appropriate, one of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or non-U.S. taxes of any kind required by Applicable Law to be withheld with respect to such amount. If approved by the Committee, minimum required statutory withholding obligations, or such greater amount of withholding as the Committee may determine may be settled with Ordinary Shares (provided the delivery of such Ordinary Shares will not result in any adverse accounting consequences, as the Committee determines in its sole discretion), including Ordinary Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Ordinary Shares, having the Participant deliver to the Company already-owned Ordinary Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Committee may determine provided the delivery of such Ordinary Shares will not result in any adverse accounting consequences, as the Committee determines in its sole discretion, or selling a sufficient number of Ordinary Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or any combination of the payment methods described in this Section. The fair market value of the Ordinary Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(f) Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

(g) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(h) Compliance with Laws. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Ordinary Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Ordinary Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Ordinary Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

(i) Nontransferability. Unless determined otherwise by the Committee or as otherwise set forth in the Plan, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.

(j) Fractional Shares. No fractional shares shall be issued under the Plan and no cash settlements shall be made with respect to fractional shares eliminated by rounding.

(k) Shareholders’ Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of Plan Shares, to the extent required by the Committee, the Participant shall execute and deliver a shareholders’ agreement or such other documentation which shall set forth certain restrictions on transferability of the Plan Shares, a right of first refusal of the Company with respect to Plan Shares, the right of the Company to purchase Plan Shares and such other terms as the Board or Committee shall from time to time establish. Such shareholders’ agreement shall apply to all Plan Shares acquired under the Plan. The Company may require, as a condition of grant or exercise of any Award, the Participant to become a party to any other existing shareholders’ agreement. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Ordinary Shares if, in the opinion of counsel for the Company, such a representation is required.

(l) Sections 409A and 457A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Sections 409A or 457A upon a Participant. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A and Section 457A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A or Section 457A, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award agreement under the Plan is intended to meet the requirements of Section 409A and Section 457A and will be construed and interpreted in accordance with such intent, including with respect to any ambiguities or ambiguous terms, except as otherwise determined in the sole discretion of the Committee. In the event that it is reasonably determined by the Committee that, as a result of Section 409A or Section 457A, payments or deliveries of shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A or Section 457A, the Company will make such payment or delivery of shares on the first day that would not result in the Participant incurring any tax liability under Section 409A or Section 457A. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries of shares in respect of any Award subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 12(l) in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 12(l). In no event will the Company or any Affiliates have any liability or obligation to reimburse, indemnify, or hold harmless any Participant for any taxes, interest, or penalties imposed, or other costs incurred, as a result of Section 409A or Section 457A.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	×

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends you vote FOR Proposals 1 – 4.

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain
	1a. Saul A. Fox	☐	☐	☐	1e. Jason B. Hurwitz	☐	☐	☐

	1b. Joseph W. Brown	☐	☐	☐	1f. Bruce R. Lederman	☐	☐	☐
	1c. Seth J. Gersch	☐	☐	☐	1g. Cynthia Y. Valko	☐	☐	☐
	1d. John H. Howes	☐	☐	☐							For	Against	Abstain
2.	Matters concerning Global Indemnity Reinsurance Company, Ltd. and to authorize Global Indemnity Limited to vote, as proxy on such matters.								3.	To ratify the appointment of Global Indemnity Limited’s independent auditors and to authorize our Board of Directors through its Audit Committee to determine its fees.	☐	☐	☐

	Elections of directors and alternate directors of Global Indemnity Reinsurance Company, Ltd.:										For	Against	Abstain
		For	Against	Abstain		For	Against	Abstain	4.	To approve the Global Indemnity 2018 Share Incentive Plan.	☐	☐	☐
	2a.1 Stephen Green	☐	☐	☐	2a.4 Marie-Joelle Chapleau (Alternate Director)	☐	☐	☐
	2a.2 Terrence Power	☐	☐	☐	2a.5 Grainne Richmond (Alternate Director)	☐	☐	☐

	2a.3 Cynthia Y. Valko	☐	☐	☐

						For	Against	Abstain
	2b. To ratify the appointment of Ernst & Young, Ltd., Hamilton, Bermuda as the independent auditor for Global Indemnity Reinsurance Company, Ltd. for 2018.					☐	☐	☐

IF YOU PLAN TO ATTEND THE 2018 ANNUAL GENERAL MEETING, PLEASE BRING,

IN ADDITION TO THIS ADMISSION TICKET, A FORM OF PHOTO IDENTIFICATION.

ADMISSION TICKET

GLOBAL INDEMNITY LIMITED

2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

June 13, 2018, 1:00 P.M., Bermuda Time

Global Indemnity Reinsurance Company Ltd.

Seon Place

141 Front Street

Hamilton HM 19 Bermuda

THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER.

FOR DIRECTIONS TO THE 2018 ANNUAL GENERAL MEETING, PLEASE CALL +1 (441)294-3962

NOTE: NO CAMERAS, RECORDING EQUIPMENT, ELECTRONIC DEVICES, LARGE BAGS,

BRIEFCASES OR PACKAGES WILL BE PERMITTED IN THE ANNUAL GENERAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2017 Annual Report on Form 10-K for the fiscal year ended December 31, 2017, Notice of Annual General Meeting and Proxy Statement are available on or about April 30, 2018, at https://www.envisionreports.com/GBLI.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

GLOBAL INDEMNITY 2018 Annual General Meeting of Shareholders June 13, 2018, 1:00 P.M. Bermuda Time This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Thomas M. McGeehan and Stephen W. Ries, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of A and B ordinary shares of GLOBAL INDEMNITY LIMITED that the shareholder(s) is/are entitled to vote at the 2018 Annual General Meeting of shareholder(s) to be held at 1:00 P.M., Bermuda Time on 13 June 2018, at Global Indemnity Reinsurance LTD, Seon Place, 141 Front Street Hamilton HM 19 Bermuda, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in their discretion upon such other matters as may properly come before such Annual General Meeting and at any adjournment or postponement thereof, including adjournment and postponement of the Annual General Meeting and any other matters incident to the conduct of the Annual General Meeting. Any prior proxy is herby revoked by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendation on all matters set forth in the Proxy Statement and in the discretion of the proxies upon such other matters as may properly come before the 2018 Annual General Meeting of Shareholders and any adjournment or postponement thereof.

Continued on reverse side.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	×

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

-------------------------------------------------------------------------------------------------------------------------------------------------------------------

A	Proposals — The Board of Directors recommends you vote FOR Proposals 1 – 4.

1.	Election of Directors:												+
		For	Against	Abstain		For	Against	Abstain
	1a. Saul A. Fox	☐	☐	☐	1e. Jason B. Hurwitz	☐	☐	☐

	1b. Joseph W. Brown	☐	☐	☐	1f. Bruce R. Lederman	☐	☐	☐
	1c. Seth J. Gersch	☐	☐	☐	1g. Cynthia Y. Valko	☐	☐	☐
	1d. John H. Howes	☐	☐	☐							For	Against	Abstain
2.	Matters concerning Global Indemnity Reinsurance Company, Ltd. and to authorize Global Indemnity Limited to vote, as proxy on such matters.								3.	To ratify the appointment of Global Indemnity Limited’s independent auditors and to authorize our Board of Directors through its Audit Committee to determine its fees.	☐	☐	☐

	Elections of directors and alternate directors of Global Indemnity Reinsurance Company, Ltd.:										For	Against	Abstain
		For	Against	Abstain		For	Against	Abstain	4.	To approve the Global Indemnity 2018 Share Incentive Plan.	☐	☐	☐
	2a.1 Stephen Green	☐	☐	☐	2a.4 Marie-Joelle Chapleau (Alternate Director)	☐	☐	☐
	2a.2 Terrence Power	☐	☐	☐	2a.5 Grainne Richmond (Alternate Director)	☐	☐	☐

	2a.3 Cynthia Y. Valko	☐	☐	☐

						For	Against	Abstain
	2b. To ratify the appointment of Ernst & Young, Ltd., Hamilton, Bermuda as the independent auditor for Global Indemnity Reinsurance Company, Ltd. for 2018.					☐	☐	☐

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

GLOBAL INDEMNITY 2018 Annual General Meeting of Shareholders June 13, 2018, 1:00 P.M. Bermuda Time This proxy is solicited by the Board of Directors
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The shareholder(s) hereby appoint(s) Thomas M. McGeehan and Stephen W. Ries, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of A and B ordinary shares of GLOBAL INDEMNITY LIMITED that the shareholder(s) is/are entitled to vote at the 2018 Annual General Meeting of shareholder(s) to be held at 1:00 P.M., Bermuda Time on 13 June 2018, at Global Indemnity Reinsurance LTD, Seon Place, 141 Front Street Hamilton HM 19 Bermuda, and any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in their discretion upon such other matters as may properly come before such Annual General Meeting and at any adjournment or postponement thereof, including adjournment and postponement of the Annual General Meeting and any other matters incident to the conduct of the Annual General Meeting. Any prior proxy is herby revoked by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendation on all matters set forth in the Proxy Statement and in the discretion of the proxies upon such other matters as may properly come before the 2018 Annual General Meeting of Shareholders and any adjournment or postponement thereof.
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B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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